UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under ss. 240.14a-12

                                TEREX CORPORATION
                (Name of Registrant as Specified in Its Charter)
     .......................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ......................................................................

     (2)  Aggregate number of securities to which transaction applies:

          ......................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ......................................................................

     (4)  Proposed maximum aggregate value of transaction:

          ......................................................................

     (5)  Total fee paid:

          ......................................................................

[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

                                [TEREX LOGO]

                                TEREX CORPORATION
                 500 Post Road East, Westport, Connecticut 06880

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2004

     The Annual Meeting of Stockholders of Terex Corporation (hereafter, the "Company") will be held at the corporate offices of Terex Corporation, 500 Post Road East, Suite 320, Westport, Connecticut, on Tuesday, May 25, 2004, at 10:00 a.m., local time, for the following purposes:

     1. To elect eight (8) directors to hold office for one year or until their successors are duly elected and qualified.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2004.

     3. To approve an amendment to the Terex Corporation 2000 Incentive Plan to increase the number of shares of the Company's common stock available for grant thereunder.

     4. To approve the Terex Corporation 2004 Annual Incentive Compensation Plan to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     5. To approve the existing Terex Corporation Employee Stock Purchase Plan to comply with newly issued New York Stock Exchange requirements.

     6. To approve the existing Terex Corporation Deferred Compensation Plan to comply with newly issued New York Stock Exchange requirements.

     7. To approve the existing arrangement for compensation of outside directors of Terex Corporation to comply with newly issued New York Stock Exchange requirements.

     8. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on March 29, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

EVERY STOCKHOLDER'S VOTE IS IMPORTANT. While all stockholders are invited to attend the Annual Meeting, we urge you to vote whether or not you will be present at the Annual Meeting. You may vote by telephone, via the Internet or by completing, dating and signing the accompanying proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. You may withdraw your proxy or change your vote at any time before your proxy is voted, either by voting in person at the Annual Meeting, by proxy, by telephone or by the Internet. Please vote promptly in order to avoid the additional expense of further solicitation.

                                          By order of the Board of Directors,


                                          Eric I Cohen
                                          Secretary
April 12, 2004
Westport, Connecticut

                                [TEREX LOGO]


                                TEREX CORPORATION
                               500 Post Road East
                           Westport, Connecticut 06880

                             Proxy Statement for the
                         Annual Meeting of Stockholders
                           to be held on May 25, 2004

     This Proxy Statement is furnished to stockholders of Terex Corporation ("Terex" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on May 25, 2004, at the corporate offices of Terex Corporation, 500 Post Road East, Suite 320, Westport, Connecticut, and at any adjournments or postponements thereof (collectively, the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").

     The Notice and proxy card (the "Proxy") accompany this Proxy Statement. This Proxy Statement and the accompanying Notice, Proxy and related materials are being mailed on or about April 19, 2004 to each stockholder entitled to vote at the Meeting. As of March 29, 2004, the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 49,166,379 shares of common stock, $.01 par value per share (the "Common Stock").

     Proxies that are properly executed, returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such Proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote according to their best judgment.

     Each share of Common Stock is entitled to one vote per share for each matter to be voted on at the Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required for the approval of any matters voted upon at the Meeting, other than the election of directors, provided that, with respect to each of proposals 3, 5, 6 and 7, the total votes cast on each such item represents more than 50% in interest of all shares of Common Stock entitled to vote thereon. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast. Abstentions will be considered present for purposes of determining the presence of a quorum while broker non-votes are not considered present for determining the presence of a quorum. With respect to the election of directors, abstentions and broker non-votes will not be considered in determining whether nominees have received the vote of a plurality. With respect to the other matters to be voted upon at the Meeting, abstentions will have the effect of a negative vote and broker non-votes will have no effect on the outcome of the vote, except to the extent that they result in a failure to obtain total votes cast representing more than 50% of the shares entitled to vote.

     Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, via the Internet or by personal interviews conducted by officers or employees of the Company. All costs of solicitations, including
(a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company's stock, and (c) supplementary solicitations to submit Proxies, if any, will be borne by the Company.

     Any stockholder giving a Proxy has the right to attend the Meeting to vote his or her shares of Common Stock in person (thereby revoking any prior Proxy). Any stockholder also has the right to revoke the Proxy at any time by executing a later-dated Proxy, by telephone or via the Internet or by written revocation received by the Secretary of the Company prior to the time the Proxy is voted. All properly executed and unrevoked Proxies delivered pursuant to this solicitation, if received at or prior to the Meeting, will be voted at the Meeting.

     In order that your shares of Common Stock may be represented at the Meeting, you are requested to select one of the following methods:

     Voting by Mail
     --------------
     o  indicate your instructions on the Proxy;
     o  date and sign the Proxy;
     o  mail the Proxy promptly in the enclosed envelope; and
     o allow sufficient time for the Proxy to be received by the Company prior to the Meeting.

     Voting by Telephone
     -------------------
     o  use the toll-free number provided in the Proxy; and
     o  follow the specific instructions provided.


     Voting via the Internet
     -----------------------
     o log onto the Company's voting website (www.voteproxy.com) provided in the Proxy; and
     o  follow the specific instructions provided.


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     At the Meeting, eight directors of the Company are to be elected to hold office until the Company's next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock represented at the Meeting in person or by proxy. Unless marked to the contrary, the Proxies received by the Company will be voted FOR the election of the eight nominees listed below, all of whom are presently members of the Board. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to accept nomination if elected, it is intended that the Board will vote for the election of such other person as director as it shall designate. The Company has no reason to believe that any nominee will decline or be unable to serve if elected.

     The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of March 1, 2004, such nominee's name, business experience for at least the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. For information regarding the

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

beneficial ownership of the Common Stock by the current directors of the Company, see "Security Ownership of Management and Certain Beneficial Owners."

     The Governance and Nominating Committee of the Board has nominated each of the following nominees based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees' personal integrity and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company. It is the policy of the Governance and Nominating Committee not to nominate individuals for director after the age of 70, unless such nominee is approved by 100% of all current directors. The nomination of Dr. Donald P. Jacobs has been so approved by the entire Board, who determined that Dr. Jacobs' experience at the J. L. Kellogg Graduate School of Management and his extensive body of financial knowledge provide an invaluable asset to the Company.

The Board of Directors recommends that the stockholders vote FOR the following nominees for director.

                                                                     First Year
                                               Positions and         As Company
      Name               Age               Offices with Company       Director
      ----               ---               --------------------       --------

Ronald M. DeFeo           51        Chairman of the Board, President,   1993
                                       Chief Executive Officer,
                                  Chief Operating Officer and Director

G. Chris Andersen         65                     Director               1992

Don DeFosset              55                     Director               1999

William H. Fike           67                     Lead Director          1995

Dr. Donald P. Jacobs      76                     Director               1998

David A. Sachs            44                     Director               1992

J. C. Watts, Jr.          46                     Director               2003

Helge H. Wehmeier         61                     Director               2002


     Ronald M. DeFeo was appointed President and Chief Operating Officer of the Company on October 4, 1993, Chief Executive Officer of the Company on March 24, 1995 and Chairman of the Board on March 4, 1998. Mr. DeFeo joined the Company in May 1992 as President of the Company's then Heavy Equipment Group. A year later, he also assumed the responsibility of serving as the President of the Company's former Clark Material Handling Company subsidiary. Prior to joining the Company on May 1, 1992, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the former Tenneco farm and construction equipment division, and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations. Mr. DeFeo serves as a director of United Rentals, Inc. (a customer of the Company) and Kennametal Inc. (a supplier of the Company).

     G. Chris Andersen was a Vice Chairman of PaineWebber Incorporated from March 1990 through 1995. Mr. Andersen is currently a partner of Andersen & Co. LLC, a private merchant banking and advisory firm, and also serves as the

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

non-executive Chairman of the Board of Directors of Millenium Cell Inc.

     Don DeFosset has served since November 2, 2000 as President and CEO, and since March 1, 2002 as Chairman, of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc., a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999. Mr. DeFosset serves as a director of Walter Industries, Inc. and Safelite Glass Corp.

     William H. Fike is currently President of Fike & Associates, a consulting firm. Mr. Fike retired as the Vice Chairman and Executive Vice President of Magna International Inc., an automotive parts manufacturer based in Ontario, Canada, in February 1999. Prior to joining Magna in August 1994, Mr. Fike was employed by Ford Motor Company from 1966 to 1994, where he served most recently as a Corporate Vice President and as President of Ford Europe. Mr. Fike currently serves as a director of Magna.

     Dr. Donald P. Jacobs is Dean Emeritus of the J.L. Kellogg Graduate School of Management at Northwestern University, a position he has held since 2001. Prior to that, Dr. Jacobs was Dean of the Kellogg School from 1975 through 2001. Dr. Jacobs also serves as a director of Hartmarx Corporation, ProLogis Trust (formerly Security Capital Industrial Trust) and CDW Computer Centers, Inc. (Computer Discount Warehouse).

     David A. Sachs is a Managing Director, Head of the Capital Markets Group and Co-Portfolio Manager of Ares Management Company, LLC, an investment management firm of which he was a founder in 1997. Mr. Sachs has been an investment banker and investment manager since 1981.

     J. C. Watts, Jr. is currently Chairman of the J. C. Watts Companies, LLC. He previously represented Oklahoma's 4th District in the U.S. House of Representatives for eight years through January 7, 2003. Congressman Watts served as Chairman of the House Republican Conference and served on a number of key committees during his tenure in Congress, including the Armed Services Committee, the Select Homeland Security Committee, the Military Readiness Subcommittee and the Procurement Subcommittee. Prior to his 1994 election to Congress, Congressman Watts was Chairman of the Oklahoma State Corporation Commission from 1990 to 1994. Congressman Watts also serves as a director of Dillard's, Inc., Burlington Northern Santa Fe Corporation and Clear Channel Communications, Inc.

     Helge H. Wehmeier is Vice-Chairman of Bayer Corporation, a post he has held since July 1, 2002. Prior to that, Mr. Wehmeier served as President and Chief Executive Officer of Bayer Corporation from 1991 through June 2002. Mr. Wehmeier has spent more than 35 years with Bayer AG, a diversified, international chemicals and health care group, in various positions of increasing responsibility, including senior management positions in both Europe and the United States. Mr. Wehmeier is an alumnus of the International Management Development Institute, Lausanne, Switzerland and Institut European d'Administration des Affaires, Fontainebleau, France. Mr. Wehmeier is also a director of PNC Financial Services Group, Inc., a diversified banking and financial services company.

Board Meetings and Corporate Governance

     The Board met five times in 2003 at regularly scheduled and special meetings, including telephonic meetings. All of the directors in office during 2003 attended at least 75% of the meetings of the Board and all committees of the Board on which he served during 2003. It is the Company's policy, as stated

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

in the Company's Governance Guidelines (the "Guidelines"), that each director is expected to attend the annual meeting of shareholders. All of the directors attended the Company's annual shareholder meeting held on May 22, 2003 except for Dr. Jacobs, who was unable to attend.

     It is the Company's policy that the Board consists of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange ("NYSE"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the requirements of any other applicable regulatory authority, including the Securities and Exchange Commission ("SEC"). The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. After consideration of all applicable matters, the Board determined that none of the directors has a material relationship with the Company other than as a director except for Mr. DeFeo, who is not an independent director. The Board has determined that all of the nominees for director are independent directors except for Mr. DeFeo, who has been nominated to serve on the Board as a result of his position as Chief Executive Officer of the Company.

     Directors who are employees of the Company receive no additional compensation by virtue of being directors of the Company. Outside directors receive compensation for their service as directors and reimbursement of their expenses incurred as a result of their service as directors. See "Executive Compensation - Compensation of Directors" for a detailed description of director compensation, including the Company's Common Stock ownership objective for outside directors.

     Directors have complete access to management and the Company's outside advisors, and senior officers and other members of management frequently attend Board meetings at the discretion of the Board. It is the policy of the Board of Directors that independent directors also meet privately in executive sessions without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.

     The Board of Directors has determined that, because the offices of Chairman and Chief Executive Officer currently are combined in Mr. DeFeo, it is desirable at this time for the Company to have an independent director serve as Lead Director of the Board. The Lead Director, in conjunction with the Chairman and the Chief Executive Officer, will provide leadership and guidance to the Board. In addition, the Lead Director presides at all executive sessions of the independent directors. The directors have elected Mr. Fike to serve as the Lead Director for a one-year term. Thereafter, the directors will review annually the desirability of having a Lead Director and, if the directors determine it best to have a Lead Director, shall elect a Lead Director for the succeeding one-year period. No director may serve as Lead Director for more than three consecutive years.

     The Board of Directors and the Governance and Nominating Committee recently undertook their annual review of the Company's corporate governance policies and practices and the Guidelines and instituted changes to improve the Company's corporate governance, including measures to comply with new corporate governance requirements established by law, the SEC and the NYSE. In connection with this review, the Board has amended the Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company. These Guidelines reflect the Board's commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to achieving strategic objectives of the Company while enhancing shareholder value over the long term. The Board and the Governance and Nominating Committee will continue to review the Guidelines annually and may make changes as they determine are necessary and appropriate, including changes that may be necessary to comply with new or proposed laws, rules or regulations issued by the SEC and the NYSE. A copy of the Guidelines is available at the

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

Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website.

     If you wish to communicate with the Board of Directors or directly with the Lead Director, you may correspond by filing a report through Ethicspoint 24 hours a day, 7 days a week, via the Internet at www.ethicspoint.com or by calling toll free, (877) 584-8488 or 1-800-ETHICSP. Reports should be submitted under the categories "Director Communications" or "Lead Director Communications," as appropriate. Ethicspoint is a leading independent
third-party   provider  retained  by  the  Company  to  offer  a  comprehensive, confidential and, upon request, anonymous reporting system for receiving complaints, grievances and communications. All communications received by Ethicspoint will be relayed to the Lead Director, who will forward these on to the other members of the Board as appropriate.

     The Board has an Audit Committee, Compensation Committee and Governance and Nominating Committee.

Audit Committee Meetings and Responsibilities

     The Audit  Committee  of the Board of Directors  consists of Messrs.  Sachs
(chairperson), DeFosset, Jacobs and Wehmeier, each of whom is independent as defined in the listing standards of the NYSE and under the Exchange Act. The Audit Committee met 14 times during 2003.

     Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Board, in its business judgment, believes that each of the current members of the Audit Committee is financially literate and that each of Mr. Sachs, Mr. DeFosset and Dr. Jacobs has accounting or financial management expertise: Mr. Sachs through his extensive experience as an investment banker and investment manager; Mr. DeFosset through his business experience as a corporate executive, his involvement in preparing financial statements at various public companies and particularly his experience as a Chief Executive Officer of a public company; Dr. Jacobs through his years of experience teaching business, finance, management and accounting at the graduate level, as well as serving as a chairman of the public review board of a national accounting firm and as Chairman of the Board of Amtrak; and Mr.
Wehmeier through his business experience as a corporate executive and his involvement in preparing financial statements as a senior executive of a large multinational company. The Board has determined that each of Mr. Sachs, Mr. DeFosset and Dr. Jacobs is an "audit committee financial expert," as such term is defined under the regulations of the SEC.

     The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company's independent accountants and operating and financial management personnel. The Audit Committee reviews the audit performed by the Company's independent accountants and reports the results of such audit to the Board. The Audit Committee reviews the Company's annual financial statements and all material financial reports provided to the stockholders and reviews the Company's internal auditing, accounting and financial controls. The Audit Committee also reviews related party transactions.

     The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent accountants. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent accountant. On an annual basis, the Chief Financial Officer provides the Audit Committee an estimate for the services needed and seeks pre-approval of such services from the Audit Committee. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The policy prohibits the

Audit   Committee   from   delegating  to  management   the  Audit   Committee's
responsibility to pre-approve permitted services of the independent accountant.

     Requests for pre-approval for services must be detailed as to the services to be provided and the estimated total cost and must be submitted to the Company's Chief Financial Officer. The Chief Financial Officer then determines whether the services requested fall within the guidance of the Audit Committee as to the services eligible for pre-approval. If the service was not of a type that was already pre-approved or the estimated cost would exceed the amount already pre-approved, then the Chief Financial Officer seeks pre-approval of the Audit Committee on a timely basis.

     The Audit Committee operates under a written charter adopted by the Board of Directors and recently amended by the Board to comply with all applicable requirements of the SEC and the NYSE. A copy of the Audit Committee Charter is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website. This charter sets out the responsibilities, authority and duties of the Audit Committee.

     See "Audit Committee Report" for a discussion of the Audit Committee's review of the audited financial statements of the Company for the Company's fiscal year ended December 31, 2003.

Compensation Committee Meetings and Responsibilities

     The Compensation Committee of the Board of Directors consists of Messrs. Andersen (chairperson), Fike and Sachs, each of whom is independent as defined in the listing standards of the NYSE. The Compensation Committee met five times during 2003.

     Each member of the Compensation Committee must have a basic understanding of the components of executive compensation and of the role of each component as part of a comprehensive program linking compensation to corporate and individual performance in support of the Company's objectives.

     The Compensation Committee assists the Board in its responsibilities regarding compensation of the Company's senior executives and outside directors, including overall responsibility for approving, evaluating and modifying the Company's plans, policies and programs for compensation of key management personnel. The Compensation Committee establishes compensation arrangements for executive officers and for certain other key management personnel.

     The Compensation Committee operates under a written charter adopted by the Board of Directors and recently amended by the Board to comply with all applicable requirements of the NYSE. A copy of the Compensation Committee Charter is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website. This charter sets out the responsibilities, authority and duties of the Compensation Committee.

     See "Executive Compensation - Compensation Committee Report" for a description of the Company's executive compensation philosophy and executive compensation program, including a discussion of how the compensation of the Company's Chief Executive Officer in 2003 was determined.

Governance and Nominating Committee Meetings and Responsibilities

     The Governance and Nominating Committee of the Board of Directors consists of Messrs. Fike (chairperson), Andersen, Jacobs and Watts, each of whom is independent as defined in the listing standards of the NYSE. The Governance and Nominating Committee met two times during 2003.

     The Governance and Nominating Committee plays a central role in planning the size and composition of the Board, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, recommending corporate governance guidelines and actions to improve corporate governance and evaluating individual director and full Board performance. The Governance and Nominating Committee is responsible for overseeing a review and assessment of the performance of the Board and its committees at least annually, including establishing the evaluation criteria and implementing the process for evaluation.

     The Governance and Nominating Committee will consider candidates for nomination as a director recommended by the Company's stockholders, directors, officers, third party search firms and other sources. For details on how stockholders may submit nominations for director, see "Stockholder Proposals."

     The Company paid fees to an unaffiliated third party search firm in 2003 to assist the Governance and Nominating Committee in identifying and screening possible candidates for nomination, including conducting appropriate background and reference checks on such candidates.

     In evaluating a candidate, the Committee considers the attributes of the candidate, including his or her independence, integrity, diversity, experience, sound judgment in areas relevant to the Company's businesses, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Maintaining a balanced experience and knowledge base within the total Board shall include considering whether the candidate: (i) is a CEO, or has similar work experience, in companies engaged in capital and industrial goods industries; (ii) has significant direct management experience of multinational business operations;
(iii) has extensive knowledge and experience in financial services and capital markets; and (iv) has unique knowledge and experience and can provide significant contributions to the Board's effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific, minimum qualifications that the Governance and Nominating Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

     The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors and recently amended by the Board to comply with all applicable requirements of the NYSE. A copy of the Governance and Nominating Committee Charter is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website. This charter sets out the responsibilities, authority and duties of the Governance and Nominating Committee.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each executive officer of the Company named in the summary compensation table below, and by all directors and executive officers as a group, as of March 1, 2004 (unless otherwise indicated below). Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after March 1, 2004, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

                                               Amount and Nature of     Percent
 Name and Address of Beneficial Owner          Beneficial Ownership     of Class
 ------------------------------------          --------------------     --------

 FMR Corp.                                        5,556,830 (1)           11.3%
     82 Devonshire Street
     Boston, MA  02109

 AXA Financial, Inc.                              4,612,887 (2)            9.4%
     1290 Avenue of the Americas
     New York, NY 10104

 Mellon Financial Corporation                     2,841,768 (3)            5.8%
     One Mellon Center
     Pittsburgh, PA  15258

 Dimensional Fund Advisors Inc.                   2,802,236 (4)            5.7%
     One Mellon Center
     Pittsburgh, PA  15258

 G. Chris Andersen                                  146,608 (5)             *
     c/o Andersen & Company, LLC
     1330 Avenue of the Americas, 36th Floor
     New York, NY  10019

 Ronald M. DeFeo                                    748,841 (6)            1.5%
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

 Don DeFosset                                        26,685 (7)             *
     c/o Walter Industries
     4211 N. Boy Scout Blvd.
     Tampa, FL  33607

 William H. Fike                                     60,746 (8)             *
     c/o Fike & Associates
     6282 Lakeshore Road
     Lakeshore, MI 48059

 Dr. Donald P. Jacobs                                36,304 (9)            *
     c/o J.L. Kellogg Graduate School
     of Management
     Northwestern University
     2001 Sheridan Road
     Evanston, IL  60208

 David A. Sachs                                     154,550 (10)            *
     c/o Ares Management, L.P.
     1999 Avenue of the Stars, Suite 1900
     Los Angeles, CA  90067

 J.  C. Watts, Jr.                                   10,039                 *
     c/o J. C. Watts Companies
     600 13th Street, NW, Suite 790
     Washington, D.C. 20005

 Helge H. Wehmeier                                   21,409                 *
     c/o Bayer Corporation
     100 Bayer Road
     Pittsburgh, PA  15025-2000

 Colin Robertson                                     91,400 (11)            *
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

 Robert Wilkerson                                   846,884 (12)           1.7%
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

 Phillip C. Widman                                   38,048 (13)            *
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

 Eric I Cohen                                       111,696 (14)            *
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

 Fil Filipov                                         96,874 (15)            *
     100 East Huron Street, Unit 4703
     Chicago, IL 60611

 All directors and executive officers             2,762,675 (16)           5.5%
     as a group (19 persons)

_________________________________________________
*    Amount owned does not exceed one percent (1%) of the class so owned.

(1) FMR Corp. ("FMR") filed a Schedule 13G (a "Schedule 13G"), dated February 16, 2004, pursuant to Section 13(g) of the Exchange Act, reflecting the beneficial ownership of 5,556,830 shares of Common Stock. This includes 4,243,830 shares beneficially owned by Fidelity Management & Research Company and 1,193,700 shares beneficially owned by Fidelity Management Trust Company, each a subsidiary of FMR. Edward C. Johnson 3rd, Chairman of FMR, and Abigail P. Johnson, a director of FMR, through their ownership of FMR stock and as a result of certain voting arrangements among owners of FMR stock, may be deemed to form a controlling group with respect to FMR and thus may be deemed to be beneficial owners of the shares beneficially owned by FMR.

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

(2) AXA Financial, Inc. ("AXA") filed a Schedule 13G, dated February 13, 2004, reflecting the beneficial ownership of 4,612,887 shares of Common Stock by AXA and its affiliates, including 3,760,287 shares held by AXA's subsidiary Alliance Capital Management L.P. ("Alliance"). A majority of these shares are held by unaffiliated third-party client accounts managed by Alliance as investment advisor.

(3) Mellon Financial Corporation ("Mellon") filed a Schedule 13G, dated February 2, 2004, reflecting the beneficial ownership of 2,841,768 shares of Common Stock.

(4) Dimensional Fund Advisors Inc. ("Dimensional") filed a Schedule 13G, dated February 6, 2004, reflecting the beneficial ownership of 2,802,236 shares of Common Stock by Dimensional. Dimensional disclaims beneficial ownership of such securities.

(5) Includes 7,900 shares of Common Stock owned by an entity which Mr. Andersen is a partner. Also, includes 29,231 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(6) Includes 281,287 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(7) Includes 10,023 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(8) Includes 9,163 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(9) Includes 14,413 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(10) Includes 3,800 shares of Common Stock owned by Mr. Sachs' wife. Mr. Sachs disclaims the beneficial ownership of such shares. Also includes 30,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(11) Includes 53,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(12) Includes  70,012  shares  of  Common  Stock  owned  by  Wilkerson   Limited
     Partnership. Also includes 3,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(13) Includes 8,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(14) Includes 53,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(15) Includes 56,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(16) Includes 723,992 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

                               EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 2004, the respective names and ages of the Company's executive officers, indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his successor is duly elected and qualified.

  Name                       Age     Positions and Offices with Company
  ----                       ---     ----------------------------------

  Ronald M. DeFeo            51      Chairman of the Board, President,
                                     Chief Executive Officer,
                                     Chief Operating Officer and Director

  Phillip C. Widman          49      Senior Vice President and
                                     Chief Financial Officer

  Eric I Cohen               45      Senior Vice President, Secretary and
                                     General Counsel

  Brian J. Henry             45      Senior Vice President, Finance and
                                     Business Development

  Kevin A. Barr              44      Vice President, Human Resources

  Colin Robertson            39      President, Terex Construction

  Steve Filipov              35      President, Terex Cranes

  Robert R. Wilkerson        54      President, Terex Aerial Work Platforms

  Christian Ragot            46      President, Terex Utilities and Roadbuilding

  Richard Nichols            42      President, Terex Material Processing
                                     and Mining

  Kerry O'Sullivan           44      President, Terex Light Construction
                                     and Military Programs

  Joseph F. Apuzzo           48      President, Terex Financial Services


     For information regarding Mr. DeFeo, refer to the table listing nominees in the prior section "Proposal 1: Election of Directors."

     Phillip C. Widman was appointed Senior Vice President and Chief Financial Officer of the Company on September 16, 2002. Prior to joining the Company, Mr. Widman served as Executive Vice President, Chief Financial Officer of Philip Services Corporation, an industrial outsourcing and metal services company, from 1998 to 2001, and as an independent consultant from 2001 to 2002. Prior to joining Philip Services, Mr. Widman worked at Asea Brown Boveri Ltd. ("ABB") for eleven years in various financial and operational capacities in the transportation, power generation and power distribution businesses. During his last two years at ABB, he served as Vice President, Chief Financial Officer and Supply Management of its diverse businesses in the United States. Additionally, Mr. Widman's experience includes twelve years with Unisys Corporation in a variety of financial roles. In his role as an officer of Philip Services, Mr. Widman was an executive officer of approximately 125 U.S. legal entities that filed for federal bankruptcy protection as part of a restructuring of their outstanding debt obligations.

     Eric I Cohen became Senior Vice President, Secretary and General Counsel of the Company on January 1, 1998. Prior to joining the Company, Mr. Cohen was a partner with the New York City law firm of Robinson Silverman Pearce Aronsohn & Berman LLP (which firm has since merged with Bryan Cave LLP) since January 1992 and was an associate attorney with that firm from 1983 to 1992.

     Brian J. Henry was appointed Senior Vice President, Finance and Business Development on October 18, 2002. Mr. Henry previously held the positions of Vice President, Finance and Business Development, Vice President-Finance and Treasurer, and Vice President-Corporate Development and Acquisitions. Mr. Henry also served as the Company's Director of Investor Relations. Mr. Henry has been employed by the Company since 1993. From 1990 to 1993, Mr. Henry was employed by KCS Industries, L.P. and its predecessor, KCS Industries, Inc., an entity that until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

     Kevin A. Barr was named Vice President, Human Resources of the Company on September 25, 2000. Prior to joining the Company, Mr. Barr served as Vice President-Human Resources at DBT Online since 1998. From 1995 to 1998, Mr. Barr was at Nabisco, Inc. as Vice President-Human Resources, Asia/Pacific. Prior to that, Mr. Barr served as Vice President-Human Resources, Asia/Pacific and Latin America with Dun and Bradstreet Corporation from 1990 to 1995, and in various human resources executive positions at the Chase Manhattan Bank, N.A. from 1981 to 1990.

     Colin Robertson was named President, Terex Construction on September 11, 2002. At that time, Mr. Robertson had been serving as President of Terex Europe since May 1, 2001. Mr. Robertson previously held the position of Managing Director for both the Construction and Powerscreen groups of the Company since July 2000 and before that was Managing Director for the Construction group from September 1998. Prior to that, he was the General Manager of the Company's crane operations in Waverly, Iowa, in 1998 and of the Company's Terex Equipment Limited operation in 1996 and 1997. Before joining the Company in October 1994, Mr. Robertson spent 12 years in positions of increasing responsibility with J.I. Case Co. and Cummins Engine Company.

     Steve Filipov was named President, Terex Cranes on January 1, 2004. At that time, Mr. Filipov had been serving as President of international operations for Terex Cranes since July 1, 2002. Prior to that Mr. Filipov held various other positions with the Company since September 1, 1995.

     Robert R. Wilkerson became President, Terex Aerial Work Platforms upon the completion of the Company's acquisition of Genie Holdings, Inc. ("Genie") on September 18, 2002. Mr. Wilkerson had been serving as President of Genie since January 1977.

     Christian Ragot was appointed President of Terex Utilities and Roadbuilding on November 14, 2003. Previously, Mr. Ragot had served as President of Terex Utilities since July 1, 2002. Prior to that, Mr. Ragot held the positions of President of American Crane, Senior Vice-President - Sales and Aftermarket Services, and President of EarthKing since joining the Company in 1999. Prior to joining the Company, Mr. Ragot was Vice President and General Manager of Ingersoll-Rand Company (Air Compressor Group - Europe) and Manager of Worldwide Marketing for the Construction and Mining group.

     Richard Nichols was named President, Terex Material Processing and Mining on January 23, 2004. Prior to that, Mr. Nichols served as the Company's Vice President and General Manager, Infrastructure since April 2003. Mr. Nichols previously held the position of Vice President and General Manager of Terex Mining Trucks since joining the Company in October 2000. Prior to joining the Company, Mr. Nichols spent 15 years in the aerospace industry and Honeywell in various senior management positions.

     Kerry O'Sullivan was named President, Terex Light Construction and Military Programs on March 1, 2004. Prior to that, Mr. O'Sullivan served as President of Terex Light Construction, as well as in various other executive positions, since joining the Company in 1998. Prior to joining the Company, Mr. O'Sullivan spent 18 years with Allied Signal in various senior management positions, including Senior Director- Operations, Aerospace Sector.

     Joseph F. Apuzzo was named President, Terex Financial Services on September 16, 2002. Prior to that, Mr. Apuzzo served as Chief Financial Officer of the Company since October 21, 1999. Mr. Apuzzo previously held the positions of Vice President-Corporate Finance, Vice President-Finance and Controller, and Vice President, Corporate Controller since joining the Company on October 9, 1995. Mr. Apuzzo was Vice President of Corporate Finance at D'Arcy Masius Benton & Bowles, Inc. from September 1994 until October 1995. Mr. Apuzzo was employed by Price Waterhouse LLP in various capacities from 1983 until September 1994.

Code of Ethics

     The Company has adopted a code of ethics that applies to all of its employees, including the Company's principal executive officer, principal financial officer and principal accounting officer, among others. This code of ethics is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The Company periodically reviews, updates and revises its code of ethics when it considers appropriate. A copy of the current code of ethics is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The Summary Compensation Table below shows the compensation for the past three fiscal years of the Company's Chief Executive Officer and its four other highest paid executive officers who had 2003 earned qualifying compensation in excess of $100,000, as well as one former executive officer of the Company (the "Named Executive Officers").


                                                      Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation                       Long-Term Compensation
                                       --------------------------------------    ----------------------------------------
                                                                                            Awards               Payouts
                                                                                 ----------------------------------------

                                                                   Other       Restricted     Securities                 All Other
                                                                   Annual        Stock        Underlying     LTIP         Compen-
      Name and                          Salary       Bonus         Compen-       Awards        Options/     Payouts       Sation
 Principal Position            Year      ($)          ($)        sation ($)(1)   ($)(2)         SARS(#)       ($)         ($)(3)
 ------------------            ----    --------   ----------    --------------  ---------    -----------  -----------  -------------
Ronald M. DeFeo                2003    $700,000   $1,400,000      $22,200      $881,250         50,000    $1,908,000    $35,307 (4)
   Chairman,  President,       2002     700,000      550,000       15,500       343,200         75,000         -0-       34,202
   Chief Executive             2001     655,000      550,000       28,000       890,000        100,000         -0-       24,950
   Officer and
   Chief  Operating  Officer


Colin Robertson (5)            2003     381,282      351,525        -0-         111,100         15,000         -0-       37,589 (6)
   President, Terex            2002     332,335      172,857        -0-          91,520         16,000         -0-       26,208
   Construction                2001     262,964      165,704        -0-         133,500         20,000         -0-       22,967


Robert Wilkerson (7)           2003     298,664      375,000        -0-         111,100         15,000         -0-        8,000
   President, Terex Aerial     2002      77,652       50,000        -0-           -0-            -0-           -0-        -0-
   Work Platforms


Phillip C. Widman (8)          2003     356,250      255,000        -0-         111,100         15,000         -0-       38,824 (9)
   Senior Vice President and   2002     102,083      100,000        -0-         401,800 (10)    20,000         -0-       10,563
   Chief Financial Officer


Eric I Cohen                   2003     325,000      205,000        -0-         111,100         15,000       212,000      8,330
   Senior Vice President,      2002     310,000      150,000        -0-          91,520         16,000         -0-       10,624
   Secretary and General       2001     275,000      150,000        -0-         178,000         35,000         -0-        9,263
   Counsel


Fil Filipov (11)               2003     411,800      200,000      102,344 (12)  111,100         15,000       636,000     47,330 (13)
   President, Terex Cranes     2002     401,700      165,000      131,671 (12)  102,960         18,000         -0-      107,305
                               2001     390,280      175,000      116,506 (12)  267,000         50,000         -0-      105,810

----------------------


(1) Other Annual Compensation includes the Company's matching contribution to a deferred compensation plan, which matching contribution is invested in Common Stock.

(2) On February 7, 2003, grants of Restricted Stock were made under the Terex Corporation 2000 Long-Term Incentive Plan (the "2000 Plan") to Mr. Robertson (10,000 shares), Mr. Wilkerson (10,000 shares), Mr. Widman (10,000 shares), Mr. Cohen (10,000 shares) and Mr. Filipov (10,000 shares). The value of the Restricted Stock granted to such Named Executive Officers set forth in the table above for 2003 is based on the closing stock price on the NYSE of the Common Stock of $11.11 per share on February 7, 2003. With respect to each grant of Restricted Stock made to a Named Executive Officer on February 7, 2003, the shares of Restricted Stock awarded vest in equal increments on each of the first four anniversaries of February 7, 2003. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

     On March 13, 2003, a grant of Restricted Stock was made under the 2000 Plan to Mr. DeFeo (75,000 shares). The value of the Restricted Stock granted to Mr. DeFeo set forth in the table above for 2003 is based on the closing stock price on the NYSE of the Common Stock of $11.75 per share on March 13, 2003. With respect to the grant of Restricted Stock made to Mr. DeFeo on March 13, 2003, 50,000 of the shares of Restricted Stock awarded, vest if and when the closing stock price on the NYSE equals or exceeds $22.34 and 25,000 of the shares of Restricted Stock awarded, vest if and when the closing stock price on the NYSE equals or exceeds $25.13. The 50,000 and 25,000 shares of Restricted Stock vested on August 18, 2003 and November 25, 2003, respectively. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

     On March 19, 2002, grants of Restricted Stock were made under the 2000 Plan to Mr. DeFeo (15,000 shares), Mr. Robertson (4,000 shares), Mr. Cohen (4,000 shares) and Mr. Filipov (4,500 shares). The value of the Restricted Stock granted to such Named Executive Officers set forth in the table above for 2002 is based on the closing stock price on the NYSE of the Common Stock of $22.88 per share on March 19, 2002. With respect to each grant of Restricted Stock made to a Named Executive Officer on March 19, 2002, the shares of Restricted Stock awarded vest in equal increments on each of the first four anniversaries of March 19, 2002. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

     On April 5, 2001, grants of Restricted Stock were made under the 2000 Plan to Mr. DeFeo (50,000 shares), Mr. Robertson (7,500 shares), Mr. Cohen
     (10,000 shares) and Mr. Filipov (15,000 shares). The value of the Restricted Stock granted to such Named Executive Officers set forth in the table above for 2001 is based on the closing stock price on the NYSE of the Common Stock of $17.80 per share on April 5, 2001. With respect to each grant of Restricted Stock made to a Named Executive Officer other than Mr. DeFeo on April 5, 2001, the shares of Restricted Stock awarded vest in equal increments on each of the first four anniversaries of April 5, 2001. With respect to the grant of Restricted Stock made to Mr. DeFeo on April 5, 2001, the shares of Restricted Stock awarded vest as follows: 30,000 of the shares of Restricted Stock awarded vest in equal increments on each of the first four anniversaries of April 5, 2001; the other 20,000 shares of Restricted Stock awarded vest if and when the closing stock price on the NYSE of the Common Stock equals or exceeds $33.60. This vested on February 6, 2004. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

     The aggregate value of all unvested restricted stockholdings as of December 31, 2003, based on a closing stock price on the NYSE of the Common Stock of $28.48 per share on that date, was: $1,317,200 for Mr. DeFeo, $612,320 for Mr. Robertson, $284,800 for Mr. Wilkerson, $712,000 for Mr. Widman, $868,640 for Mr. Cohen and $1,164,120 for Mr. Filipov.

(3)  The amounts shown for 2003 include:
     (a) Company matching contributions to a defined contribution plan ($8,000 for each of Mr. DeFeo, Mr. Wilkerson, Mr. Widman and Mr. Filipov and $6,000 for Mr. Cohen);
     (b) Company contributions to an employee stock purchase plan ($1,784 for Mr. DeFeo, $578 for Mr. Widman and $30 for Mr. Cohen); and
     (c) Premiums paid by the Company with respect to life insurance for the benefit of the Named Executive Officers ($6,856 for Mr. DeFeo, $3,733 for Mr. Widman, $2,300 for Mr. Cohen and $9,330 for Mr. Filipov).

(4) In addition to the amounts described in footnote (3), the amount shown for 2003 for Mr. DeFeo includes $18,667 paid to Mr. DeFeo for reimbursement of insurance premiums as part of Mr. DeFeo's compensation package.

(5) Mr. Robertson receives his compensation in British pounds. Amounts shown are converted into U.S. dollars at an average rate of exchange for the applicable year (for 2003, one British pound = $1.635; for 2002, one British pound = $1.5031; and for 2001, one British pound = $1.4409).

(6) The amount shown for 2003 for Mr. Robertson includes a $37,589 contribution by the Company to an employee pension plan.

(7)  Mr. Wilkerson joined the Company on September 18, 2002.

(8)  Mr. Widman joined the Company on September 16, 2002.

(9) In addition to the amounts described in footnote (3), the amount shown for 2003 for Mr. Widman includes $26,513 paid to Mr. Widman pursuant to the Company's executive relocation program.

(10) On September 17, 2002, Mr. Widman received a grant of 20,000 shares of Restricted Stock under the 2000 Plan. The value of the Restricted Stock granted to Mr. Widman set forth in the table above for 2002 is based on the closing stock price on the NYSE of the Common Stock of $20.09 per share on September 17, 2002. The shares of Restricted Stock awarded to Mr. Widman vest in equal increments on each of the first four anniversaries of September 17, 2002. Upon the earliest to occur of a change in control of the Company or the death or disability of Mr. Widman, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(11) Mr.  Filipov  retired as President of Terex Cranes  effective  December 31,
     2003.

(12) In addition to a $15,000 matching contribution to a deferred compensation plan in each of 2002 and 2001 as described in footnote (1), the amount shown for 2003, 2002 and 2001 for Mr. Filipov includes:
     (a) $66,000 in each of 2003, 2002 and 2001 for certain expenses related to an office maintained by Mr.lipov in Chicago for Company business; and
     (b)  $36,344  in 2003,  $50,671  in 2002 and  $35,506  in 2001 for  certain travel expenses incurred by Mr. Filipov's wife to accompany Mr. Filipov on business travel.

(13) In addition to the amounts described in footnote (3), the amount shown for 2003 for Mr. Filipov includes a $30,000 contribution by the Company to an employee pension plan.

Stock Option Grants in 2003

     The following table sets forth information on grants of stock options during 2003 to the Named Executive Officers. The number of stock options granted to the Named Executive Officers during 2003 is also listed in the Summary Compensation Table in the column entitled "Securities Underlying Options/SARs." The exercise price of the options equaled or exceeded the fair market price of the Common Stock at the time of the grant.


                                         Stock Option/SAR Grants in 2003
                                              Individual Grants
                       ---------------------------------------------------------------------------------------------
                         Number of
                         Securities       % of Total                                    Potential Realizable Value
                         Underlying    Options Granted    Exercise or                   at Assumed Annual Rates of
                          Options      to Employees in     Base Price     Expiration     Stock Price Appreciation
        Name           Granted(#)(1)     Fiscal Year        ($/Sh)           Date            for Option Term
        ----           -------------     -----------        ------           ----            ---------------
                                                                                           5%($)         10%($)
                                                                                           -----         ------

Ronald M. DeFeo            50,000            6.9%            $11.17        3/13/2013     $351,238       $890,105

Colin Robertson            15,000            2.1%            $11.32        2/7/2013      $106,786       $270,617

Robert Wilkerson           15,000            2.1%            $11.32        2/7/2013      $106,786       $270,617

Phillip C. Widman          15,000            2.1%            $11.32        2/7/2013      $106,786       $270,617

Eric I Cohen               15,000            2.1%            $11.32        2/7/2013      $106,786       $270,617

Fil Filipov                15,000            2.1%            $11.32        2/7/2013      $106,786       $270,617

------------------

(1) These options were granted under the 2000 Plan. These options vest in equal one-quarter installments on the anniversary date of the grant over a four-year period.

Aggregated Option Exercises in 2003 and Year-End Option Values

     The table below summarizes options exercised during 2003 and year-end option values of the Named Executive Officers listed in the Summary Compensation Table.

         Aggregated Option Exercises in 2003 and Year-End Option Values


                                                                  Number of Securities       Value of Unexercised
                                                                 Underlying Unexercised      In-the-Money Options
                                                                 Options at Year-End (#)      at Year-End ($)(1)
                                                                 -----------------------      ------------------
                          Shares Acquired       Value Realized
     Name                 on Exercise (#)           ($)          Exercisable/Unexercisable  Exercisable/Unexercisable
     ----                 ---------------       -------------    -------------------------  -------------------------
     Ronald M. DeFeo             13,710          $296,410         214,012/186,025       $2,050,523/$1,685,248

     Colin Robertson               -0-             -0-             39,250/40,250          $401,286/$496,867

     Robert Wilkerson              -0-             -0-               0/15,000                $0/$257,400

     Phillip C. Widman             -0-             -0-             5,000/30,000           $41,950/$383,250

     Eric I Cohen                  -0-             -0-             41,500/44,500          $480,395/$535,360

     Fil Filipov                   -0-             -0-             35,750/53,500          $410,085/$632,155

----------------------

(1) Based on the closing price of the Company's Common Stock on the NYSE on December 31, 2003 of $28.48.

Long-Term Incentive Plan Awards in 2003

     No long-term compensation awards were made during 2003 under the Terex Corporation 1999 Long-Term Incentive Plan ("LTIP") or otherwise to the Named Executive Officers listed in the Summary Compensation Table.

Pension Plans

     The Company adopted a Supplemental Executive Retirement Plan ("SERP") effective October 1, 2002. The SERP is intended to provide certain senior executives of the Company with retirement benefits in recognition of their contributions to the long-term growth of the Company. The table below shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications.


                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
                                                ----------------
COMPENSATION        10              15             20              25               30
------------        --              --             --              --               --

$ 250,000        $ 50,000        $ 75,000      $ 100,000     $ 100,000          $ 100,000
  500,000         100,000         150,000        200,000       200,000            200,000
  750,000         150,000         225,000        300,000       300,000            300,000
1,000,000         200,000         300,000        400,000       400,000            400,000
1,250,000         250,000         375,000        500,000       500,000            500,000
1,500,000         300,000         450,000        600,000       600,000            600,000
1,750,000         350,000         525,000        700,000       700,000            700,000
2,000,000         400,000         600,000        800,000       800,000            800,000
2,250,000         450,000         675,000        900,000       900,000            900,000
2,500,000         500,000         750,000      1,000,000     1,000,000          1,000,000

     The compensation covered by the SERP is based on a participant's final five-year average of annual salary and bonus. As of December 31, 2003, the Named Executive Officers participating in the SERP had the following estimated credited years of benefit service for purposes of the SERP: Ronald M. DeFeo - 12 years; Colin Robertson - 9 years; Phillip C. Widman - 1 year; and Eric I Cohen - 6 years. Benefits are computed assuming a normal retirement age ("NRA") of 65 or when age plus years of service first equal 90. Benefits accrue at 2% of average compensation per year of service, payable at the NRA, up to a maximum of 20 years of service. Benefits are payable monthly as a life annuity with 120 monthly payments guaranteed. Benefits are reduced by 50% for Social Security payments and 100% for any other Company-paid retirement benefits.

     The Company also maintains four defined benefit pension plans covering certain domestic employees, including, as described below, certain officers of the Company or its subsidiaries. Retirement benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment. In addition, certain of the Company's foreign subsidiaries maintain defined benefit pension plans for their employees and/or executives.

     Mr. DeFeo and Mr. Filipov participate in the Terex Corporation Salaried Employees' Retirement Plan, which was merged into the Terex Corporation
Retirement Program for Salaried Employees on June 30, 2000 (the "Retirement Plan"). None of the other Named Executive Officers participate in the Retirement Plan. Participation in the Retirement Plan was frozen as of May 7, 1993.

     Participants in the Retirement Plan with five or more years of eligible service are fully vested and entitled to annual pension benefits beginning at age 65. Retirement benefits under the Retirement Plan are equal to the product of (i) the participant's years of service (as defined in the Retirement Plan) and (ii) 1.02% of final average earnings (as defined in the Retirement Plan) plus 0.71% of such compensation in excess of amounts shown on the applicable Social Security Integration Table for participants born prior to 1938. For participants born during 1938-1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.08% and 0.65%, respectively. For participants born after 1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.13% and 0.60%, respectively. Service in excess of 25 years is not recognized. There is no offset for primary Social Security. Participation in the Retirement Plan was frozen as of May 7, 1993, and no participants, including Mr. DeFeo and Mr. Filipov, will be credited with service following such date. However, participants not currently fully vested will be credited with service for purposes of determining vesting only. The annual retirement benefits payable at normal retirement age under the Retirement Plan will be $4,503 for Mr. DeFeo and $254 for Mr. Filipov.

     Mr. Filipov also participates in a pension plan maintained by PPM S.A.S., one of the Company's foreign subsidiaries, which provides a pension benefit to employee participants based primarily on amounts contributed. To receive a benefit, employees must participate a minimum of eight years. Commencing on the later of November 2004 or Mr. Filipov's retirement, Mr. Filipov will be entitled to withdraw either annually or quarterly from this pension. At December 31, 2003, the aggregate amount in Mr. Filipov's PPM S.A.S. pension was approximately $343,083.

     Mr. Robertson has participated since 1994 in the Terex Equipment Pension Scheme maintained by Terex Equipment Limited, one of the Company's foreign subsidiaries. Contributions to the pension plan are 10% of base salary from Terex Equipment Limited and 5% of base salary from the employee. At the normal retirement age of 65, Mr. Robertson's projected pension would be 2/3 of the earnings cap on pensions, less any retained benefits. At December 31, 2003, the annual earnings cap was approximately $176,800.

Compensation of Directors

     Directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. For their service, outside directors receive an annual retainer, as described below. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board and committee meetings.

     The compensation program for outside directors is designed primarily to encourage outside directors to receive the annual retainer for Board service in Common Stock or in options for Common Stock, or both, to enable directors to defer receipt of their fees and to satisfy the Company's Common Stock ownership objective for outside directors.

     Under the program, outside directors receive annually the equivalent of $50,000 for service as a Board member (or a prorated amount if a director's service begins other than on the first day of the year). Each director elects annually, for the particular year, to receive this fee in (i) shares of Common Stock currently, (ii) options to purchase shares of Common Stock currently,
(iii) cash to be contributed  to the Company's  Deferred  Compensation  Plan, or
(iv) any combination of the three preceding alternatives. The total for any year of the (i) number of shares paid and (ii) the number of shares covered by options granted may not exceed 7,500 (as such number may be adjusted to take into account any change in the capital structure of the Company by reason of any stock split, stock dividend or recapitalization). If a director elects to receive shares of Common Stock currently, then 40% of this annual retainer (or $20,000) is paid in cash to offset the tax liability related to such election. If a director elects to receive cash, this cash must be contributed into the Common Stock account of the Company's Deferred Compensation Plan, unless the director has already satisfied the Company's Common Stock ownership objective described below, in which case the funds may be invested in an interest-bearing account in the Company's Deferred Compensation Plan.

     For purposes of calculating the number of shares of Common Stock or number of options into which the fixed sum translates, Common Stock is valued at its closing price on the NYSE on the payment or grant date (the first trading day of any year or any other applicable date). In respect of options that a director elects to receive, the price of the Common Stock, determined as above, is adjusted to reflect year-to-year volatility in the market price of the Common Stock. This adjusted price is the value of the underlying option at the time of grant. For 2004 the options were valued at 25% of fair market value of Common Stock on the date of grant. Options vest immediately upon grant and have a ten-year term.

     Directors receive a fee of $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended telephonically. In addition, each director who serves as chairperson of a committee of the Board receives an annual retainer of $10,000, payable in cash, and each director who serves as a member of a committee (including any committee that the director chairs) receives an annual retainer of $5,000, payable in cash. For a director whose service begins other than on the first day of the year, any retainer is prorated. Directors may elect to defer receipt of retainers for committee service into the Company's Deferred Compensation Plan.

     Any Board or committee retainers that are deferred into the Common Stock account receive a matching 25% contribution from the Company in Common Stock. Board retainers, committee retainers and meeting fees (or portions of either) may also be deferred to an interest-bearing account under the Company's Deferred Compensation Plan and earn interest, which is compounded annually. The rate of interest at December 31, 2003 was approximately 6.28% per annum. Payment of any deferral (whether in Common Stock or cash) is deferred until the director's termination of service or such earlier date as the director specifies when electing the applicable deferral.

     The Company's director compensation program also establishes a Common Stock ownership objective for outside directors. Each director is expected to accumulate, over the three-year period commencing January 1, 2000, or, if later, the first three years of Board service beginning on or after January 1, 2000, the number of shares of Common Stock that is equal in market value to three times the annual retainer for Board service ($150,000). Once this ownership objective is achieved, the director is expected to maintain such minimum ownership level. The intent is to encourage acquisition and retention of Common Stock by directors, evidencing the alignment of their interests with the interests of stockholders. To this end, each new director will receive an award of shares of Common Stock having a market value of $25,000 on the date of the award. Each new director must defer receipt of this award under the Company's Deferred Compensation Plan.

     For additional information with respect to compensation of directors, see "Proposal 7: Approval of the Arrangement for Compensation of Outside Directors of Terex Corporation."

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements

     The Company and Ronald M. DeFeo entered into a Second Amended and Restated Employment and Compensation Agreement as of January 1, 2002 (the "DeFeo Agreement"). Pursuant to the DeFeo Agreement, Mr. DeFeo's term of employment with the Company as Chief Executive Officer, reporting to the Board, extends through December 31, 2004. In the event of a Change in Control (as such term is defined in the DeFeo Agreement) on or prior to December 31, 2004, Mr. DeFeo's term of employment would continue for 36 months after such Change in Control.

     Under the DeFeo Agreement, Mr. DeFeo is to receive an initial annual base salary of $655,000, subject to increase by the Board, as well as annual bonuses and long-term incentive compensation during his term of employment in accordance with any plan or plans established by the Company. The Company also agrees to use its best efforts to have Mr. DeFeo elected as a member and Chairman of the Board during the term of the DeFeo Agreement.

     If Mr. DeFeo's employment with the Company is terminated by the Company without Cause or by Mr. DeFeo for Good Reason (each as defined in the DeFeo Agreement), or if the Company elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) two times his base salary, (ii) two times the average of his annual bonuses for the two calendar years preceding termination, (iii) a prorated portion of his bonus for the fiscal year during which such termination occurs, (iv) continuing insurance coverage for up to two years from termination, (v) immediate vesting of unvested stock options and stock grants with a period of one year following termination to exercise his options, and (vi) continuation of all other benefits in effect at the time of termination for up to two years from termination. The cash portion of this payment is spread over a 13-month period following the date of termination, except if such termination occurs within 24 months following a Change in Control, in which event the cash portion is to be paid in a lump sum. In addition, if Mr. DeFeo's employment is terminated by the Company without Cause or by Mr. DeFeo for Good Reason within 24 months following a Change in Control, Mr. DeFeo is entitled to immediate vesting of any unvested performance stock options, stock grants, LTIP awards and other similar awards. The DeFeo Agreement also provides for additional payments to Mr. DeFeo in the event that any payments under the DeFeo Agreement are subject to excise tax under the Internal Revenue Code of 1986, as amended (the "Code"), such that Mr. DeFeo retains an amount of such additional payments equal to the amount of such excise tax.

     If Mr.  DeFeo's  employment  with the Company is terminated for any reason, including for Cause, due to Mr. DeFeo's death or disability, or by Mr. DeFeo voluntarily, or if Mr. DeFeo elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo or his beneficiary is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) any deferred compensation then in effect, (ii) any other compensation or benefits that have vested through the date of termination or to which Mr. DeFeo may then be entitled, including LTIP, stock and stock option awards, and (iii) reimbursement of expenses incurred by Mr. DeFeo through the date of termination but not yet reimbursed. If Mr. DeFeo's employment with the Company is terminated as the result of Mr. DeFeo's death or disability, then Mr. DeFeo or his beneficiary would also be entitled to receive a prorated portion of his bonus for the fiscal year during which such termination occurs.

     The DeFeo Agreement requires Mr. DeFeo to keep certain information of the Company confidential during his employment and thereafter. The DeFeo Agreement also contains an agreement by Mr. DeFeo not to compete with the business of the Company during his term of employment with the Company and for a period of 18 months thereafter (24 months thereafter, if the date of Mr. DeFeo's termination is within 24 months following a Change in Control).

     The Company and each of Robert R. Wilkerson, Phillip C. Widman and Eric I Cohen (each an "Executive") has a Change in Control and Severance Agreement (the "Executive Agreements"). The Company and Mr. Widman are party to a Change in Control and Severance Agreement dated as of March 24, 2004, the Company and Mr. Wilkerson are party to a Change in Control and Severance Agreement dated as of September 18, 2002, and the Company and Mr. Cohen are party to a Change in Control and Severance Agreement dated as of April 1, 2002. Mr. Wilkerson and Mr. Cohen each signed an extension of his Executive Agreement on March 15, 2004.

     If an Executive's employment with the Company is terminated within 24 months following a Change in Control (or, in the case of Mr. Widman, concurrent with, or in contemplation of, a Change in Control), other than for Cause, by reason of death or Permanent Disability, or by the Executive without Good Reason (each as defined in the Executive Agreements), the Executive is to receive (i) two times his base salary, (ii) two times his annual bonus for the last calendar year preceding termination, and (iii) any accrued vacation pay. This payment is to be paid in a lump sum simultaneously with the Executive's termination. The

Executive Agreements also provide for additional payments to the Executives in the event that any payments under the Executive Agreements are subject to excise tax under the Code, such that the Executive retains an amount of such additional payments equal to the amount of such excise tax.

     In addition, if an Executive is so terminated within 24 months following a Change in Control (or, in the case of Mr. Widman, concurrent with, or in contemplation of, a Change in Control), the Executive also will receive (a) immediate vesting of unvested stock options and stock grants, with a period of six months following termination to exercise his options, (b) immediate vesting of all unvested units granted under the LTIP, (c) continuing insurance coverage for up to 24 months from termination, and (d) continuation of all other benefits in effect at the time of termination for up to 24 months from termination.

     In the event an Executive's employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason (other than in connection with a Change in Control), the Company is to pay the Executive (i) two times his base salary, (ii) two times his annual bonus for the last calendar year preceding termination and (iii) any accrued vacation pay in 24 equal monthly payments. In such event, the Executive would also have the right to exercise any stock options, LTIP awards or similar awards for at least six months following termination, and would continue to vest in options and stock awards granted under the Company's incentive plans for 24 months from the date of termination. In addition, the Company would also provide continuing insurance coverage and continuation of all other benefits in effect at the time of termination for up to 24 months from termination.

     As part of the Executive Agreements, the Executives agree to keep confidential certain Company information and not to disparage the Company. In addition, in the cases of Mr. Widman and Wilkerson, the Executive agrees that, for a period of 12 and 18 months, respectively, following his date of termination (or 24 months following such termination, if such termination is within 24 months following a Change in Control), the Executive will not, without the prior written consent of the Company, directly or indirectly engage in any Competitive Business (as such term is defined in Mr. Widman's and Mr. Wilkerson's Executive Agreement) nor solicit, induce or entice any employee of the Company to leave the Company. Each Executive Agreement remains in effect until the earliest of: (i) termination of the Executive's employment prior to a Change in Control (other than termination in anticipation of a Change in Control) by the Company for Cause, by the Executive for any reason other than Good Reason or by reason of the Executive's death or Permanent Disability; (ii) termination of the Executive's employment with the Company following a Change in Control, by reason of death or Permanent Disability, by the Company for Cause or by the Executive for any reason other than Good Reason; or (iii) three years after the date of a Change in Control; however, each Executive Agreement terminates two years after its effective date if the Executive is still in the employ of the Company at such time and a Change in Control has not yet occurred and is not reasonably expected to occur within six months thereafter.

     The Company and Fil Filipov entered into a Contract of Employment as of September 1, 1999, which was supplemented as of April 1, 2000 (the "Filipov Agreement"). The term of the Filipov Agreement was scheduled to expire on August 31, 2004. Pursuant to the Filipov Agreement, Mr. Filipov agreed to continue managing the Company's lifting business and to take on other special assignments from time to time. The Filipov Agreement provided for an annual salary of $360,000 for Mr. Filipov, eligibility for stock option grants and restricted stock awards and a performance bonus scheme with a target of 75% of base compensation. As part of the Filipov Agreement, Mr. Filipov agreed not to compete with the business of the Company through August 31, 2004. The Filipov Agreement contained certain provisions requiring Mr. Filipov to keep certain information of the Company confidential during his employment and thereafter. In addition, Mr. Filipov had the right under the Filipov Agreement to continue his service to the Company on a part-time consulting basis for a period of 36 months following notice of termination of employment to the Company. Mr. Filipov would receive 60% of his base salary as consideration for such services and would be allowed to receive and contribute to certain Company benefits.

     The Filipov Agreement has been superseded by a Retirement Agreement entered into by Mr. Filipov and the Company on November 13, 2003 (the "Retirement Agreement"). Pursuant to the Retirement Agreement, Mr. Filipov elected to retire as an employee of the Company effective December 31, 2003. The Retirement Agreement clarifies that Mr. Filipov will be entitled to receive a bonus for calendar year 2003 with a target bonus percentage of 75% of base compensation and will be reimbursed up to $50,000 for the cost of his moving to Europe. Mr. Filipov will continue to vest in his option and restricted stock awards previously granted to him until December 31, 2006. Mr. Filipov is entitled to payment of all amounts vested in connection with the 60,000 units issued to him in 1999 under the LTIP, but Mr. Filipov will not be entitled to the 55,000 units issued to him in 2002 under the LTIP and his participation in the LTIP shall terminate as of December 31, 2003. As part of the Retirement Agreement, Mr. Filipov agrees not to compete with the business of the Company through December 31, 2006 and thereafter for as long as either he or any affiliate of his is receiving payments from the Company. The Retirement Agreement also contains certain provisions requiring Mr. Filipov to keep certain information of the Company confidential during the term of the agreement and thereafter. See "Certain Relationships and Related Transactions" for a description of the consulting services that Mr. Filipov is providing the Company commencing January 1, 2004.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board, recommending compensation for executive officers, including the Named Executive Officers, during 2003 consisted of G. Chris Andersen, William H. Fike and David A. Sachs. There are no Compensation Committee interlocks or insider participation with respect to such individuals.

Compensation Committee Report

     Executive Compensation Philosophy
     ---------------------------------

     The objectives of the Company's executive compensation program are to: (i) attract and retain executives with the skills critical to the long-term success of the Company, (ii) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value and (iii) link a significant portion of compensation to appreciation in the price of the Company's stock, so as to align the interests of the executive officers with those of the stockholders.

     To meet these objectives, the total compensation program is designed to be competitive with the programs of other corporations of comparable revenue size in industries with which the Company competes for customers and executives and to be fair and equitable to both the executive and the Company. Consideration is given to the executive's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential and the combined value of these factors to the Company's long-term performance and growth.

     Executive Compensation Program
     ------------------------------

     Each year the Compensation Committee (the "Committee"), which is comprised entirely of independent directors, determines the compensation arrangements for the Company's executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The executive compensation program has three principal components: salary, short-term incentive compensation (annual bonus) and long-term incentive compensation, each of which is described below. While the components of compensation are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive.

     Salary
     ------

     Salary is determined by evaluating the responsibilities of the position held, the individual's past experience, current performance and the competitive marketplace for executive talent. Salary ranges for the Company's executive officers are comparable to salary ranges of executives at companies of similar size, as reported in data available to the Committee.

     Annual Bonus
     ------------

     In addition to salary, each executive officer is eligible for an annual bonus under the Company's general executive bonus plan. As discussed below, the bonus of the Chief Executive Officer (the "CEO") in 2003 was determined under a different plan. Bonuses are paid for attainment of (i) Company operating profit and cash flow goals established annually and (ii) specific performance goals established for each executive officer at the beginning of each year. The Committee believes that bonuses paid to these individuals, including those whose compensation is reported in the Summary Compensation Table, reflect the level of achievement of Company goals and individual performance goals during 2003.

     Long-Term Incentive Compensation
     --------------------------------

     The purpose of long-term awards, currently in the form of stock options, grants of Common Stock including Restricted Stock, and grants under the LTIP, is to align the interests of the executive officers with the interests of the stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining stock option, Common Stock and LTIP grants, the Committee bases its decision on the individual's performance and potential to improve stockholder value and on the relationship of equity and objective performance goals to the other components of the individual's compensation.

     CEO Compensation
     ----------------

     The compensation of the CEO is determined pursuant to the principles stated above. Specific consideration is given to the CEO's responsibilities and experience in the industry and the compensation package of chief executive officers of comparable companies. In order to determine an appropriate overall level of compensation for Mr. DeFeo for 2003, the Committee retained an outside consultant and also considered information relating to the compensation of CEOs at comparable companies.

     In appraising the CEO's performance during 2003, the Committee noted that net sales for the Company for 2003 were approximately $3.9 billion, an increase of 39.3% from the Company's 2002 net sales of approximately $2.8 billion. The Committee also took into account that the Company exceeded its 2003 goals for cash from operations by generating approximately $384 million from operations, and was able to reduce its net debt (consisting of long-term debt, including the current portion of long-term debt, less cash and cash equivalents) by approximately $315 million in 2003 to a total of approximately $894 million at the end of 2003.

     The Committee considered the Company's earnings per share for 2003 and 2002, both including and excluding the impact of special items. As part of its review, the Committee compared the Company's performance with that of various other companies in the construction, infrastructure and surface mining equipment manufacturing sector, and noted that the Company performed favorably, especially with respect to its return on invested capital, increase in enterprise value and growth of market capitalization as compared to the performance of these other companies. Among other things, these comparisons indicated that the Company maintained a higher operating margin and a smaller percentage decline in operating profit than did most of such comparable companies, even when taking into consideration the difficult economic conditions affecting many of the Company's end markets during 2003.

     The Committee noted that the CEO advanced the goals of improving the Company's capital structure and financial flexibility in 2003, as he oversaw the issuance and sale of new 7.375% Senior Subordinated Notes due 2013 and the use of the proceeds of that offering, together with cash on hand, to redeem the Company's 8.875% Senior Subordinated Notes due 2008 and to prepay $200 million principal amount of bank term loans. The CEO also oversaw an amendment to the Company's bank credit facility that, among other things, eases certain restrictive financial covenants on the Company in order to provide the Company greater flexibility and permits the repurchase of up to $200 million principal amount of the Company's 10.375% Senior Subordinated Notes on or after April 1, 2006.

     The Committee reviewed the CEO's launch of the Terex Improvement Program ("TIP") initiative in late 2003. TIP will focus on improving the Company's internal processes and helping the Company become more customer-centric, and will emphasize such areas as leadership and talent development, the customer experience, the Company's product value proposition and returns delivered to the Company's investors.

     The Committee noted that the CEO guided the Company in making further acquisitions in 2003. The CEO oversaw the acquisition of a controlling interest in Tatra, a.s. and the American Truck Company as part of the Company's move into the military supply industry. The CEO also oversaw the acquisitions of Commercial Body Corporation and Combatel Distribution, Inc. as part of the continued consolidation of the distribution network for the Company's utility business. In addition, the CEO invested a considerable amount of time in a potential transaction with Caterpillar Inc. and significantly contributed to the ultimate determination not to pursue that transaction.

     The Committee considered the CEO's supervision of the Company's continued dedication to corporate governance, reporting, disclosure and compliance with evolving SEC and NYSE regulations, including the implementation of a reporting system for complaints through Ethicspoint, a leading independent third-party that offers a comprehensive, confidential and, upon request, anonymous reporting system for receipt of complaints, grievances and communications.

     The Committee also recognized that, since becoming CEO in 1995, Mr. DeFeo continues to be the principal architect in transforming Terex and positioning the Company for the future.

     Mr. DeFeo earned a formula bonus for 2003, based on his achievement of predetermined performance goals, in the total amount of $1,400,000.

     Deductibility of Executive Compensation
     ---------------------------------------

     Section 162(m) of the Code limits to $1 million a year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and four other most highly compensated employees unless the compensation is "performance-based." Performance-based compensation must be based on the achievement of preestablished, objective performance goals under a plan approved by stockholders.

     In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction, should the compensation of the CEO or any other executive officer exceed $1 million in any year, the Company's LTIP was submitted to and approved by stockholders at the Company's 1999 meeting, so that amounts earned thereunder by certain employees will qualify as performance-based.

                                                    COMPENSATION COMMITTEE

                                                    G. CHRIS ANDERSEN
                                                    WILLIAM H. FIKE
                                                    DAVID A. SACHS

Performance Graph

     The following stock performance graph is intended to show the Company's stock performance compared with that of comparable companies. The stock performance graph shows the change in market value of $100 invested in the Company's Common Stock, the Standard & Poor's 500 Stock Index and a peer group of comparable companies ("Index") for the period commencing December 31, 1998 through December 31, 2003. The cumulative total stockholder return assumes dividends are reinvested. The stockholder return shown on the graph below is not indicative of future performance.

     The Index consists of the following companies, which are in similar lines of business as the Company: Astec Industries, Inc., Caterpillar Inc., CNH Global N.V., Deere & Co., JLG Industries, Inc., Joy Global Inc. (since 2001) and Manitowoc Co. The companies in the Index are weighted by market capitalization.

[Graphic - Graph  illustrating  Cumulative  Total  Return  using the data below:
Source Georgeson Shareholder Communications Inc.]


-------------------------- ----------- ------------ ----------- ----------- ----------- -----------
                              Dec-98       Dec-99      Dec-00      Dec-01      Dec-02      Dec-03
-------------------------- ----------- ------------ ----------- ----------- ----------- -----------
Terex Corp.                    $100         $97          $57         $61         $39        $100
-------------------------- ----------- ------------ ----------- ----------- ----------- -----------
S&P 500(R)                     $100         $121        $110         $97         $76         $97
-------------------------- ----------- ------------ ----------- ----------- ----------- -----------
Custom Composite Index
(7 Stocks)                     $100         $112        $111        $116        $108        $176
-------------------------- ----------- ------------ ----------- ----------- ----------- -----------

The Custom Composite Index consists of Astec Industries, Inc., Caterpillar Inc., CNH Global N.V., Deere & Co.,
JLG Industries, Inc., Joy Global Inc. (since 3Q01) and Manitowoc Co. Copyright(C)2004, Standard & Poor's, a division of the McGraw-Hill Companies, Inc. All rights reserved.

Equity Compensation Plan Information

     The following table summarizes information about the Company's equity compensation plans as of December 31, 2003.



                                                                                        Number of securities
                                     Number of securities to be  Weighted average       remaining available for  future
                                     issued upon exercise of     exercise price of      issuance under equity compensation
                                     outstanding options,        outstanding options,   plans (excluding securities
Plan Category                        warrants and rights (a)     warrants and rights(b) reflected in column (a))  (c)
------------------------------------ -------------------------   ---------------------  -----------------------------------
Equity compensation plans approved
by shareholders                           2,518,090                   $17.34                           860,208
Equity compensation plans not
approved by shareholders (1)                   ---                    ---                              ---
                                     -------------------------                          -----------------------------------
Total                                     2,518,090                   $17.34                           860,208
                                     =========================                          ===================================

----------------------

     (1) Does not include options assumed in connection with the Company's acquisition of CMI Corporation ("CMI") in 2001. As of December 31, 2003, there were 22,400 options outstanding as a result of the Company's assumption of options granted by CMI, with a weighted-average exercise price of $24.83. The Company has not made, and will not make, any grants or awards under the CMI equity compensation plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 2, 2000, the Company made a loan to Ronald M. DeFeo, the Chairman, Chief Executive Officer, President and Chief Operating Officer of the Company, in the amount of $3 million. The purpose of the loan was to enable Mr. DeFeo to purchase a house at a time when he was not permitted to sell any shares of his Common Stock. Further, at such time, the Board of Directors determined that it did not desire that Mr. DeFeo be required to sell his Common Stock when he was able to do so in order to satisfy his other obligations, and preferred instead to grant him this loan, secured by his shares of Common Stock and amounts earned by Mr. DeFeo under the LTIP. Mr. DeFeo repaid $950,000 of the principal amount of the loan in October 2000. Mr. DeFeo repaid the remaining $2,050,000 principal amount of the loan in April 2004.

     The Company acquired Genie on September 18, 2002. Prior to the acquisition, Genie, which became part of the Terex Aerial Work Platforms group, had entered into long-term operating leases for two buildings and a parcel of land with partnerships in which Robert R. Wilkerson, President of the Terex Aerial Work Platforms group and former president of Genie, is a partner. These leases continued in effect following the acquisition. The buildings are used for office and production purposes, and the land is used for a parking lot. In November of 2003, the partnership in which Mr. Wilkerson is a partner sold the properties to an unrelated third party. During 2003, the Company paid approximately $1.93 million under the leases to the partnership in which Mr. Wilkerson is a partner before the partnership's sale of the properties.

     On November 13, 2003, the Company entered into an agreement with FIVER S.A. ("FIVER"), an entity affiliated with Fil Filipov, the President of the Company's Terex Cranes segment until his retirement from the Company effective January 1, 2004. Pursuant to this agreement, FIVER provides consulting services to the Company as assigned by the Chief Executive Officer of the Company, including an initial assignment to assist with the operations of Tatra, a.s. The term of the agreement is for three years commencing January 1, 2004, with an initial base consulting fee of $480,000 per year, subject to adjustment based on usage of FIVER's services and FIVER's performance (determined at the discretion of the Company), plus reimbursement of certain expenses.

     The Company intends that all transactions with affiliates are to be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. One of the responsibilities of the Audit Committee is to review related party transactions. See "Audit Committee Report." All of the transactions with affiliates described above have been reviewed and approved by the Board and/or the Audit Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and each person who is the beneficial owner of more than 10% of the Company's outstanding equity securities, to file with the SEC initial reports of ownership and changes in ownership of equity securities of the Company. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file such reports by the prescribed dates during 2003. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports filed with the SEC pursuant to Section 16(a) of the Exchange Act.

     To the Company's knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Exchange Act applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2003, except for a Form 4 for Robert Wilkerson that was required to be filed by October 23, 2003 and was filed on March 1, 2004 and a transaction for Ronald DeFeo that was required to be filed by September 2, 2003 and was filed on March 9, 2004.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003, with the management of the Company and the Company's independent accountants, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees). The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the independence of such independent accounting firm. The Audit Committee also has considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the accountants' independence.

     Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company's fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2003 for filing with the SEC.

     The Audit Committee's responsibility is to monitor and oversee the audit processes. However, the members of the Audit Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

                                                     AUDIT COMMITTEE

                                                     DAVID A. SACHS
                                                     DON DEFOSSET
                                                     DR. DONALD P. JACOBS
                                                     HELGE WEHMEIER

                       PROPOSAL 2: INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of the Company for 2003. The Board of Directors, at the recommendation of the Audit Committee, desires to continue the service of this firm for 2004. Accordingly, the Board of Directors recommends to the stockholders ratification of the retention of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2004. If the stockholders do not approve PricewaterhouseCoopers LLP as the Company's independent accountants, the Board of Directors and the Audit Committee will reconsider this selection.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit Fees

     During the last two fiscal years ended December 31, 2003 and December 31, 2002, PricewaterhouseCoopers LLP charged the Company $4,060,000 and $2,942,000, respectively for professional services rendered by such firm for the audit of the Company's annual financial statements and review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year.

Audit-Related Fees

     Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to various audit and attest services, due diligence related to mergers, acquisitions and investments, and consultations concerning financial accounting and reporting standards. The aggregate fees billed by PricewaterhouseCoopers LLP for such audit-related services for the fiscal years ended December 31, 2003 and December 31, 2002, were $212,000 and $920,000, respectively.

Tax Fees

     The aggregate fees billed for tax services provided by PricewaterhouseCoopers LLP in connection with tax compliance, tax consulting and tax planning services for the fiscal years ended December 31, 2003 and December 31, 2002, were $412,000 and $430,000, respectively.

All Other Fees

     The aggregate fees billed for services not included in the above services for the fiscal years ended December 31, 2003 and December 31, 2002, were $81,000 and $0, respectively and were primarily related to foreign government filings.

     All of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the general pre-approval provisions set forth in the Audit Committee's pre-approval policies described in "Audit Committee Meetings and Responsibilities."

The  Board  of  Directors   recommends  that  the  stockholders   vote  FOR  the
ratification of PricewaterhouseCoopers LLP as independent accountants for 2004.

                    PROPOSAL 3: APPROVAL OF THE AMENDMENT OF
                    THE TEREX CORPORATION 2000 INCENTIVE PLAN

General

     Stockholders are being asked to approve an increase in the number of shares of Common Stock ("Shares") authorized for issuance pursuant to the Terex Corporation 2000 Incentive Plan (the "2000 Plan") from 3,500,000 Shares to 6,000,000 Shares. The amendment to Section 3.1 of the 2000 Plan is attached to this Proxy Statement as Appendix A. The 2000 Plan was adopted by the Board of Directors of the Company on March 8, 2000 and approved by the stockholders of the Company on May 11, 2000. An amendment to the 2000 Plan to increase the number of Shares authorized for issuance was adopted by the Board of Directors on March 28, 2002 and was approved by the stockholders of the Company on May 16, 2002.

     The purpose of the 2000 Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees of the Company and its subsidiaries and affiliates who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentive inherent in the ownership of the Common Stock. The 2000 Plan authorizes the granting of (i) options ("Options") to purchase Shares, (ii) stock appreciation rights ("SARs"), (iii) stock purchase awards, (iv) restricted stock awards and (v) performance awards.

     To ensure that there are sufficient Shares available under the 2000 Plan to enable the Company to achieve the objectives of the 2000 Plan, the Company proposes to increase the aggregate number of Shares available under the 2000 Plan from 3,500,000 to 6,000,000. The Board of Directors adopted the proposed amendment to the 2000 Plan on March 11, 2004, subject to stockholder approval, and directed that the amendment to the 2000 Plan be submitted to the stockholders of the Company for their approval. Approval of the amendment to the 2000 Plan will require the affirmative vote of a majority of the Shares present in person or by proxy at the Meeting.

     The following summary of the material features of the 2000 Plan is qualified in its entirety by the terms of the 2000 Plan as filed with the SEC. Stockholders may, without charge, obtain copies of the 2000 Plan from the Company. Requests for the 2000 Plan should be addressed to the Company's Secretary.

Common Stock Authorized

     The maximum number of Shares that may be the subject of awards under the 2000 Plan is proposed to be increased to 6,000,000 Shares. Shares covered by any unexercised portions of terminated Options, Shares forfeited by participants and Shares subject to any awards that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto may again be subject to new awards under the 2000 Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of awards under the 2000 Plan. Shares subject to Options, or portions thereof, with respect to which SARs are exercised are not again available for the grant of awards under the 2000 Plan.

     No participant may be granted in any fiscal year awards for more than 750,000 Shares under the 2000 Plan. The Shares to be issued or delivered under the 2000 Plan are authorized and unissued Shares, or issued Shares that have been acquired by the Company, or both.

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

2000 Plan Administration

     The 2000 Plan provides that a committee (the "Plan Committee") of the Board of Directors, consisting of not fewer than two members who are non-employee directors and outside directors, shall administer the 2000 Plan. The Board may remove from, add members to, or fill vacancies in the Plan Committee. The Plan Committee is authorized, subject to the provisions of the 2000 Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the 2000 Plan. Subject to the provisions of the 2000 Plan, the Plan Committee shall have authority, in its sole discretion, to grant awards under the 2000 Plan, to interpret the provisions of the 2000 Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the 2000 Plan or any award thereunder as it may deem necessary or advisable. In general, the Plan Committee may delegate to the Chairman of the Board and/or the Chief Executive Officer of the Company the right to grant awards under the 2000 Plan on such terms and conditions as the Plan Committee may from time to time establish.

Eligibility

     Officers, employees, consultants, advisors and directors of the Company or any of its subsidiaries or affiliates as the Plan Committee shall select from time to time are eligible to receive awards under the 2000 Plan. As of March 1, 2004, approximately 15,000 people would be eligible to participate under the terms of the 2000 Plan. As of March 1, 2004, 241 people have outstanding awards under the 2000 Plan.

Stock Option Awards

     Options granted under the 2000 Plan may be "Incentive Stock Options" meeting requirements of Section 422 of the Code or "Non-Qualified Stock Options" that do not meet such requirements. Only employees of the Company or certain of its subsidiaries may receive Incentive Stock Options under the 2000 Plan. The Committee may grant Options to purchase Shares at a price per share not less than 100% of the fair market value of such Share on the date of grant of such Option. For so long as the Common Stock is listed on the NYSE, fair market value is the closing price of a Share on the NYSE on the trading day immediately preceding the date of the award. The exercise price of any Option granted under the 2000 Plan cannot be reduced below its original exercise price without the approval of the Company's stockholders. The term of each Option will be determined by the Plan Committee, but generally will not exceed ten years from the date of grant.

SARs

     The 2000 Plan provides that SARs may be granted in connection with the grant of Options. Each SAR must be associated with a specific Option and must be granted at the time of grant of such Option. A SAR is exercisable only to the extent the related Option is exercisable. Upon the exercise of a SAR, the recipient is entitled to receive from the Company, without the payment of any cash (except for any applicable withholding taxes), up to, but no more than, an amount in cash or Shares equal to the excess of (A) the fair market value of one Share on the date of such exercise over (B) the exercise price of any related Option, multiplied by the number of Shares in respect of which such SAR shall have been exercised. Upon the exercise of a SAR, the related Option, or the portion thereof in respect of which such SAR is exercised, will terminate. Upon the exercise of an Option granted in tandem with a SAR, such tandem SAR will terminate.

Stock Purchase Awards

     The 2000 Plan also permits the grant of stock purchase awards. Participants who are granted a stock purchase award are provided with a stock purchase loan made by the Company to enable them to pay the purchase price for the Shares acquired pursuant to the award. A stock purchase loan will have a term of years to be determined by the Plan Committee and may be used only for the purchase of Shares pursuant to a stock purchase award. The purchase price of Shares acquired with a stock purchase loan is the fair market value of the Shares on the date of the award. The Plan Committee will determine the interest rate on a stock purchase loan.

Restricted Stock Awards

     The Company may grant restricted stock awards under the 2000 Plan. Such a grant gives a participant the right to receive Shares, subject to a risk of forfeiture based upon certain conditions, such as performance standards, length of service or other criteria as the Plan Committee may determine. Until all restrictions are satisfied, lapsed or waived, the Company will maintain custody over the restricted Shares but the participant will be able to vote the Shares and generally will be entitled to all distributions paid with respect to the Shares, as provided by the Plan Committee. During such restrictive period, the restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. If a participant terminates employment with the Company prior to expiration of the forfeiture period, the participant forfeits all rights to the Shares.

Performance Awards

     The Plan Committee may grant, either alone or in addition to other awards granted under the 2000 Plan, performance awards based upon a participant's job performance. Performance awards entitle the participant to receive cash, Options, SARs, stock purchase awards, restricted stock awards, or any other form of property as the Plan Committee shall determine, if such participant achieves the measures of performance or other criteria established by the Plan Committee in its absolute discretion. The Plan Committee may designate certain performance awards as "Qualifying Performance Awards" intended to qualify for a tax deduction under the Code. The maximum amount of Qualifying Performance Awards that may be granted to any participant with respect to each calendar year (whether or not then vested) cannot exceed $5,000,000. Qualifying Performance Awards shall be made in a manner that satisfies Section 162(m) of the Code.

Amendment and Termination

     The Board of Directors may amend or modify the 2000 Plan, subject to any required stockholder approval. However, the Board may not amend the 2000 Plan to increase the number of Shares that may be the subject of awards under the 2000 Plan (other than for antidilution adjustments) without the approval of the Company's stockholders. The 2000 Plan will terminate by its terms and without any further action on March 8, 2010. No awards may be made after that date under the 2000 Plan, although awards outstanding under the 2000 Plan on such date will remain valid in accordance with their terms.

Antidilution Adjustments

     The number of Shares authorized to be issued under the 2000 Plan and subject to outstanding awards (and the grant or exercise price thereof) may be adjusted to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar capitalization change.

Federal Income Tax Consequences of Options

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2000 Plan based on federal income tax laws currently in effect. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Tax Consequences to Participants

     Non-Qualified Stock Options. In general: (i) no income will be recognized by an optionee at the time a Non-Qualified Stock Option is granted; (ii) at the time of exercise of a Non-Qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of Shares acquired pursuant to the exercise of a Non-Qualified Stock Option, any appreciation (or depreciation) in the value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. For purposes of the alternative minimum tax, however, the difference between the option price and the fair market value of the Common Stock on the date of exercise is an adjustment in computing the optionee's alternative minimum taxable income. If Shares are issued to an optionee pursuant to the exercise of an Incentive Stock Option and no disposition of the Shares is made by the optionee within two years after the date of grant or within one year after the transfer of the Shares to the optionee (such disposition, a "Disqualifying Disposition"), then upon the sale of the Shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

     If Shares acquired upon the exercise of an Incentive Stock Option are disposed of in a Disqualifying Disposition, then the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the Shares at the time of exercise (or, if less, the amount realized on the disposition of the Shares in a sale or exchange) over the option price paid for the Shares.

     Special Rules Applicable to Directors and Officers. In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject a director or an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the director or officer may differ from the tax consequences described above.

Tax Consequences to the Company or Subsidiary

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) such deduction is reasonable in amount, constitutes an ordinary and necessary business expense, is not subject to the $1,000,000 annual compensation limitation set forth in Section 162(m) of the Code and does not constitute an "excess parachute payment" within the meaning of
Section 280G of the Code, and (ii) any applicable withholding obligations are satisfied.

     The foregoing summary of the income tax consequences in respect of the 2000 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

Grants Under the 2000 Plan

     Because benefits under the 2000 Plan will depend on the discretion of the Plan Committee and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received if the 2000 Plan is approved by stockholders.

     During 2003, Options and restricted stock awards were granted under the 2000 Plan as follows:

     o Options to purchase 125,000 Shares and restricted stock awards for 125,000 Shares were granted to the Named Executive Officers (one of whom was also a Director) as a group. For more details on these grants, including the allocation of Options and restricted stock awards among the Named Executive Officers, see "Executive Compensation
          - Summary Compensation Table - Long Term Compensation Awards" and "Executive Compensation - Stock Option Grants in 2003."

     o Additional Options to purchase 127,773 Shares and restricted stock awards for 56,000 Shares were granted to all current executive officers of the Company (not including the Named Executive Officers) as a group.

     o Additional Options to purchase 31,773 Shares were granted to the Directors (not including one Director who was also a Named Executive Officer) as a group.

     o Additional Options to purchase 474,000 Shares and restricted stock awards for 152,250 Shares were granted to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.

     During 2003, under the 2000 Plan, Options were granted at exercise prices ranging from $11.17 per share to $24.55 per share. On March 1, 2004, the closing price of a Share on the NYSE was $36.51.

     No SARs, stock purchase awards or performance awards were granted under the 2000 Plan during 2003.

Recommendation

     The Board of Directors believes that the approval of the amendment of the 2000 Plan to increase the number of Shares authorized for issuance is in the best interests of the Company and its stockholders because having sufficient Shares for award under the 2000 Plan will enable the Company to provide competitive equity incentives to directors, officers, consultants, advisors, and employees to enhance the profitability of the Company and increase stockholder value.

The Board of Directors recommends that the stockholders vote FOR approval of the amendment of the Terex Corporation 2000 Incentive Plan.


      PROPOSAL 4: APPROVAL OF THE TEREX CORPORATION 2004 ANNUAL INCENTIVE
                               COMPENSATION PLAN

     The Company is asking stockholders to approve the Terex Corporation 2004 Annual Incentive Compensation Plan (the "Annual Plan"), which contains performance measures similar to performance measures that were previously approved by the Company's stockholders at the May 19, 1998 meeting of stockholders. The Board of Directors believes that it is in the best interest of the Company and the stockholders to adopt a plan that provides for incentive compensation in the form of an annual bonus to key executives responsible for the success of the Company and that can help to attract and retain outstanding executives. Compensation payable under the Annual Plan is based on annual corporate performance.

     Stockholder approval of the Annual Plan is necessary for the Company to meet the requirements for tax deductibility under Section 162(m) of the Code for incentive compensation in the form of an annual bonus to key executives responsible for the success of the Company. The Annual Plan is designed so that all compensation payable thereunder will be fully deductible. The Annual Plan is effective as of January 1, 2004. If the stockholders fail to approve the Annual Plan, certain awards under the Annual Plan may not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation paid under the Annual Plan.

     The following summary of the material features of the Annual Plan is qualified in its entirety by the terms of the Annual Plan, which is attached to this Proxy Statement as Appendix B.

Eligibility

     Participation in the Annual Plan will be limited to key employees of the Company designated by the Compensation Committee of the Board (the "Committee").

Plan Administration

     The Annual Plan will be administered by the Committee, which has full power and authority to determine which key employees of the Company will receive awards under the Annual Plan, to set performance goals and bonus targets as of the commencement of any fiscal year, to interpret and construe the terms of the Annual Plan and to make all determinations it deems necessary in the administration of the Annual Plan, including any determination with respect to the achievement of performance goals and the application of such achievement to the bonus targets.

Bonus Formula

     The Annual Plan is designed to pay an annual bonus based on predetermined percentages and the degree of achievement of predetermined performance goals with respect to specific business criteria. The Annual Plan sets out quantitative and qualitative categories of business criteria upon which performance goals will be based. The business criteria measures within each category are assigned weightings based upon their relative degree of importance as determined by the Committee.

     In the quantitative category, one or more of the following business criteria may be used as performance measures: (i) net sales, (ii) operating income, (iii) net income, (iv) earnings per share of common stock (fully diluted), (v) cash flow generation, (vi) working capital, (vii) return on invested capital, (viii) return on equity and (ix) debt reduction. Quantitative criteria used to measure the performance of a participant employed in a business unit (i.e., subsidiary or division) of the Company may be based in whole or in part on results for the fiscal year of such business unit. In the qualitative category, the business criteria relate to objective individual performance, taking into account individual goals and objectives.

     The performance goals with respect to each category of business criteria are established by the Committee within 90 days of the commencement of each fiscal year. In addition, within 90 days of the commencement of each fiscal year, a performance threshold for each performance goal is established with respect to each participant, representing the minimum level of achievement that the participant must attain in order to receive a bonus under the Annual Plan.

Bonus Targets

     Annual bonus targets are either expressed as a percentage of current salary or a fixed monetary amount with respect to each category of business criteria applied. The Committee determines the target percentages or amounts annually for each individual participating in the Annual Plan within 90 days of the commencement of the fiscal year.

Bonus Payments

     At the end of any fiscal year for which a bonus may be earned, the Committee determines each participant's level of achievement of the performance goals. The percentage of achievement is then applied to the bonus targets to determine the amount of bonus for each participant. However, the maximum bonus that any individual may receive for any fiscal year is the greater of (i) 200 percent of the Participant's base salary (not to exceed $2.0 million) for such fiscal year or (ii) 5% of the Company's earnings before income taxes for such fiscal year as reported in the Company's audited consolidated financial statements, before taking into account any special items and the cumulative effect of accounting changes.

Termination and Amendment

     The Committee may amend or terminate the Annual Plan at any time, provided that no amendment will be effective prior to approval by the Company's stockholders to the extent such approval is required to preserve deductibility of compensation paid pursuant to the Annual Plan under Section 162(m) of the Code or otherwise required by law.

New Plan Benefits

     Because the payment of a bonus under the Annual Plan for any fiscal year is contingent on the achievement of performance goals as of the end of the fiscal year, the Company cannot determine the amounts that will be payable or allocable for fiscal year 2004 or in the future. For details on the bonuses received in 2003 by the Named Executive Officers, see "Executive Compensation - Summary Compensation Table" and "Executive Compensation - Compensation Committee Report."

Recommendation

     The Board of Directors believes that the approval of the Annual Plan is in the best interests of the Company and its stockholders. If the Annual Plan is approved, then certain awards under the Annual Plan will qualify for tax deductibility under Section 162(m) of the Code and the Company will be allowed to take a business expense deduction for such compensation paid under the Annual Plan.

The Board of Directors recommends that the stockholders vote FOR approval of the Terex Corporation 2004 Annual Incentive Compensation Plan.


   PROPOSAL 5: APPROVAL OF THE TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

General

     On August 1, 1994, the Board of Directors unanimously approved and adopted the Terex Corporation Employee Stock Purchase Plan (as amended, the "Stock Purchase Plan") to encourage and facilitate the purchase of Shares by employees and outside directors of the Company, thereby providing an additional incentive to them to promote the best interests of the Company and the opportunity to participate directly in the Company's future. The Stock Purchase Plan provides employees and outside directors the opportunity to purchase Shares and receive additional Shares from a Company matching contribution. The Stock Purchase Plan is not intended to qualify under Section 423 of the Code. Under new NYSE rules with respect to equity compensation plans adopted on June 30, 2003, the Stock Purchase Plan is now being submitted to the Company's stockholders for their approval.

     The following summary of the material features of the Stock Purchase Plan is qualified in its entirety by the terms of the Stock Purchase Plan as filed with the SEC, which has since been amended by the Board on March 11, 2004 to add a termination date for the Stock Purchase Plan to March 10, 2014. Stockholders may, without charge, obtain copies of the Stock Purchase Plan from the Company. Requests for the Stock Purchase Plan should be addressed to the Company's Secretary.

Eligibility

     Most U.S. employees and outside directors of the Company (each an "ESPP Participant" and collectively, the "ESPP Participants") are eligible to participate in the Stock Purchase Plan. As of December 31, 2003, approximately 3,750 people were eligible to participate in the Stock Purchase Plan and 631 were participating in the plan.

ESPP Participant Contributions

     Any purchase that an ESPP Participant makes under the Stock Purchase Plan via payroll deduction is used to purchase Shares on the open market on the day of such payroll deduction or as soon as administratively possible thereafter. In addition, any ESPP Participant may make strategic-timed purchases under the Plan, either in addition to or in lieu of any payroll-deducted purchases, at any time during the calendar year by purchasing Shares on the open market on a specific day that the ESPP Participant chooses through the plan custodian. The purchase price that is paid for each Share that is purchased under the plan is the price per share actually paid for the Shares on the NYSE.

     The minimum ESPP Participant contribution via payroll deduction is $20 per month and $240 per strategic investment, with a maximum total ESPP Participant contribution of $25,000 per year. An ESPP Participant is required to hold any Shares purchased for a minimum of six (6) months before the Shares may be sold.

Company Contributions

     The Company makes a contribution of five (5) Shares to each ESPP Participant who has purchases of $240 annually through the Stock Purchase Plan, either through payroll deductions or strategic purchases. For purchases through the Stock Purchase Plan totaling greater than $480, the Company makes an additional contribution of Shares equal to 15% of the ESPP Participant's purchases above $480. The Company purchases Shares on the open market to fund the Company contributions. The purchase price that is paid for each Share that is contributed under the plan is the price per share actually paid for the Shares on the NYSE.

     The Company pays for all front-end administration fees, including broker commission and recordkeeping fees, on purchases of Shares for both the automatic payroll deduction and most front-end administration fees for the strategic investment options. If the ESPP Participant chooses to sell any portion of his or her Shares held in the plan, the ESPP Participant will incur a broker commission.

Administration

     The Stock Purchase Plan is administered by the Administrative Committee, a committee of at least three persons who are appointed by the Board. The Administrative Committee may appoint agents as it deems necessary or appropriate to assist it with the operation and administration of the Stock Purchase Plan. The Administrative Committee's determination as to any issue that arises with respect to the conduct or operation of the Stock Purchase Plan is final.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974.

Term, Termination and Amendment of the Stock Purchase Plan

     The Stock Purchase Plan will terminate on March 10, 2014. The Company, through the Board, reserves the right to amend the Stock Purchase Plan at any time, subject to any required stockholder approval.

Company Contributions Under the Stock Purchase Plan

     Because benefits under the Stock Purchase Plan will depend on ESPP Participant elections and the fair market value of the Shares, it is not possible to determine the benefits that will be received if the plan is approved by stockholders.

     During 2003, Company contributions were made under the Stock Purchase Plan as follows:

     o 131 Shares were provided as matching contributions to the Named Executive Officers (one of whom was also a Director) as a group. For more details on these matching contributions, see "Executive Compensation - Summary Compensation Table - All Other Compensation."

     o 172 Shares were provided as matching contributions to all current executive officers of the Company (not including the Named Executive Officers) as a group.

     o 1,079 Shares were provided as matching contributions to the Directors (not including one Director who was also a Named Executive Officer) as a group.

     o 4,623 Shares were provided as matching contributions to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.

Recommendation

     The Board of Directors believes that the approval of the amendment and restatement of the Stock Purchase Plan is in the best interests of the Company and its stockholders because the Stock Purchase Plan will enable the Company to provide competitive equity incentives to the ESPP Participants to enhance the profitability of the Company and increase stockholder value.

The Board of Directors recommends that the stockholders vote FOR approval of the Terex Corporation Employee Stock Purchase Plan.

             PROPOSAL 6: APPROVAL OF THE TEREX CORPORATION DEFERRED
                                COMPENSATION PLAN

General

     Effective January 1, 1997, the Board of Directors unanimously approved and adopted the Terex Corporation Deferred Compensation Plan (as amended, the "Deferred Compensation Plan"). The purpose of the Deferred Compensation Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers and employees of the Company and its subsidiaries and affiliates who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentive inherent in the ownership of the Common Stock. Under new NYSE rules with respect to equity compensation plans adopted on June 30, 2003, the Deferred Compensation Plan is now being submitted to the Company's stockholders for their approval.

     The following summary of the material features of the Deferred Compensation Plan is qualified in its entirety by the terms of the Deferred Compensation Plan, which is attached to this Proxy Statement as Appendix C.

Eligibility

     A select group of the Company's senior managers and the outside directors of the Company (each a "Plan Participant" and collectively, the "Plan Participants") are eligible to participate in the Deferred Compensation Plan. As of December 31, 2003, approximately 123 people were eligible to participate in the Deferred Compensation Plan and 87 were participating in the plan.

Participant Deferrals

     On an annual basis, a Plan Participant may defer into the Deferred Compensation Plan up to (i) 20% of his/her salary, (ii) 100% of his/her bonus,
(iii) 100% of his/her vested restricted stock awards and (iv) 100% of his/her director fees. While there is no minimum deferral requirement, an annual deferral of at least $1,000 is recommended.

     The Plan Participant's deferrals may be invested in Shares or in a bond index. The Company has been in the practice of purchasing Shares on the open market to fund Plan Participants' deferrals invested in Shares. The value of each Share that is purchased and deferred under the plan is the closing price per Share on the NYSE on the day it is posted to the Plan Participant's account. The Company credits the deferrals in the bond index with an interest rate equal to a bond fund that mirrors an investment strategy in corporate bonds of companies rated Baa or higher.

Company Contributions

     The Company makes a contribution of 25% of the Plan Participant's salary, bonus and/or director fee deferral that is invested in Shares. The Company does not make a contribution with respect to the deferral of any vested restricted stock awards or any deferrals into the bond index. The Company has been in the practice of purchasing Shares on the open market to fund the Company contributions. The value of each Share that is contributed under the plan by the Company is the closing price per Share on the NYSE on the day it is posted to the Plan Participant's account.

Benefit Payments

     Plan Participants may receive payments under the Deferred Compensation Plan after their employment or service as an outside director terminates, upon their death or if they have an unforeseeable emergency (as defined in the Deferred Compensation Plan). In addition, Plan Participants may elect to receive all or a portion of their deferral, including the Company's matching contribution, after the deferral has been in the Deferred Compensation Plan for at least three years. Furthermore, if a Plan Participant receives an accelerated distribution under the Deferred Compensation Plan, the Plan Participant shall (i) forfeit 10% of the amount of the distribution to the Company, (ii) forfeit any Company matching contribution that has not been in the plan for at least one year due to the accelerated distribution and (iii) be unable to make further deferrals into the plan for at least 12 months. Any payment from a Plan Participant's account that is invested in Shares will be distributed in Shares, except for fractional Shares, which will be paid in cash. Any payment from a Plan Participant's account that is invested in the bond index will be paid in cash.

Administration

     The Deferred Compensation Plan is administered by the Company. The Company may appoint agents as it deems necessary or appropriate to assist it with the operation and administration of the Deferred Compensation Plan. The Company's determination as to any issue that arises with respect to the conduct or operation of the Deferred Compensation Plan is binding and conclusive.

Term, Termination and Amendment of the Deferred Compensation Plan

     The Company may amend or modify the Deferred Compensation Plan, subject to any required stockholder approval. The Company will be unable to provide matching contributions in Shares after March 10, 2014. Although no Company contributions may be made after that date, the plan will continue to exist after that date.

Company Contributions Under the Deferred Compensation Plan

     Because benefits under the Deferred Compensation Plan will depend on Plan Participant elections, the fair market value of the Shares and the return on the bond index, it is not possible to determine the benefits that will be received if the plan is approved by stockholders.

     During   2003,   Company   contributions   were  made  under  the  Deferred
Compensation Plan as follows:

     o 2,863 Shares were provided as matching contributions to the Named Executive Officers (one of whom was also a Director) as a group. For more details on these matching contributions, see "Executive
          Compensation   -   Summary   Compensation   Table   -   Other   Annual
          Compensation."

     o 1,713 Shares were provided as matching contributions to all current executive officers of the Company (not including the Named Executive Officers) as a group.

     o 7,710 Shares were provided as matching contributions to the Directors (not including one Director who was also a Named Executive Officer) as a group.

     o 5,149 Shares were provided as matching contributions to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.

Recommendation

     The Board of Directors believes that the approval of the Deferred Compensation Plan is in the best interests of the Company and its stockholders because the Deferred Compensation Plan enables the Company to provide competitive equity incentives to the Plan Participants to enhance the profitability of the Company and increase stockholder value.

The Board of Directors recommends that the stockholders vote FOR approval of the Terex Corporation Deferred Compensation Plan.

           PROPOSAL 7: APPROVAL OF THE ARRANGEMENT FOR COMPENSATION OF
                     OUTSIDE DIRECTORS OF TEREX CORPORATION

General

     As described in this Proxy Statement in the section entitled "Executive Compensation - Compensation of Directors," the Company currently pays all or a portion of the annual compensation of the outside members of its Board of Directors in Terex common stock (the "Director Compensation Plan"). The purpose of the Director Compensation Plan is to assist the Company in attracting and retaining highly qualified individuals to serve as directors of the Company. The Director Compensation Plan is designed primarily to encourage outside directors to receive their annual retainer for Board service in Shares or in Options for Shares, or both, to enable outside directors to defer receipt of their fees and to satisfy the Company's Common Stock ownership objective for outside directors. Under new NYSE rules with respect to equity compensation plans adopted on June 30, 2003, the Director Compensation Plan is now being submitted to the Company's stockholders for their approval.

     The following is a description of the Director Compensation Plan.

Eligibility

     The outside directors of the Company are eligible to participate in the Director Compensation Plan. As of December 31, 2003, seven directors were eligible to participate in the Director Compensation Plan and all seven were participating in the plan.

Director Compensation

     Under the Director Compensation Plan, outside directors receive annually the equivalent of $50,000 for service as a Board member (or a prorated amount if an outside director's service begins other than on the first day of the year) in the manner described above in the section entitled "Executive Compensation - Compensation of Directors." Outside directors also receive Shares having a market value of $25,000 upon joining the Board and receive fees for their service on Committees of the Board and for each Board and Committee meeting attended as described above in the section entitled "Executive Compensation - Compensation of Directors."

Term, Termination and Amendment of the Director Compensation Plan

     The Director Compensation Plan will terminate by its terms and without any further action on March 10, 2014. The Board may amend or modify the Director Compensation Plan, subject to any required stockholder approval.

Compensation Under the Director Compensation Plan

     Because benefits under the Director Compensation Plan will depend on outside director elections and the fair market value of the Shares, it is not possible to determine the benefits that will be received if the plan is approved by stockholders.

     During 2003, outside directors received equity compensation under the Director Compensation Plan as follows:

     o    33,722 Shares and Options to purchase 31,773 Shares were paid as compensation to the outside directors (not including one director who was also a Named Executive Officer) as a group.

     No compensation under the Director Compensation Plan was given to Named Executive Officers, executive officers of the Company or any employees of the Company during 2003.

Recommendation

     The Board of Directors believes that the approval of the Director Compensation Plan is in the best interests of the Company and its stockholders because the Director Compensation Plan will enable the Company to provide competitive equity incentives to the outside directors to enable the Company to attract and retain highly qualified outside members of the Board.

The Board of Directors recommends that the stockholders vote FOR approval of the arrangement for compensation of outside directors of Terex Corporation.

OTHER BUSINESS

     The Board does not know of any other business to be brought before the Meeting. In the event any such matters are brought before the Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.

                              STOCKHOLDER PROPOSALS

     All proposals of stockholders intended to be included in the proxy statement to be presented at the 2005 Annual Meeting of Stockholders must be received at the Company's offices at 500 Post Road East, Westport, Connecticut 06880, no later than December 14, 2004. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

     In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, to nominate a candidate for election as a director at the Company's 2005 annual meeting or to propose business for consideration at such meeting, notice must be given between February 25, 2005 and March 26, 2005. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                          ANNUAL REPORT TO STOCKHOLDERS

     The Company's 2003 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the SEC and the Company's financial statements for that fiscal year, is being mailed to stockholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy solicitation materials. Stockholders may, without charge, obtain copies of the Company's Annual Report on Form 10-K filed with the SEC. Requests for this report should be addressed to the Company's Secretary.

STOCKHOLDERS ARE URGED TO VOTE THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                              By Order of the Board of Directors

                                              Eric I Cohen
                                              Secretary
April 12, 2004
Westport, Connecticut

                                                                      Appendix A
                                                                      ----------

                  AMENDED SECTION 3.1 OF THE TEREX CORPORATION
                               2000 INCENTIVE PLAN

                                    ARTICLE 3
                            SHARES SUBJECT TO AWARDS

3.1. Number of Shares. Subject to the adjustment provisions of Section 10.11 hereof, the maximum number of Shares that may be delivered pursuant to all Awards granted under this Plan shall be 6,000,000 Shares. This aggregate Share limit, as adjusted, shall constitute and be referred to as the "Share Limit." For purposes of this Section 3.1, the Shares that shall be counted toward the Share Limit shall include all Shares:

(1)  issued or issuable pursuant to Options that have been or may be exercised;

(2)  issued or issuable pursuant to Share Purchase Awards; and

(3)  issued as, or subject to issuance as, a Restricted Share Award.

                                                                      Appendix B
                                                                      ----------


            TEREX CORPORATION 2004 ANNUAL INCENTIVE COMPENSATION PLAN


                                    ARTICLE I

                                     PURPOSE

     The purpose of the 2004 Annual Incentive Compensation Plan (the "Plan") is to advance the interests of Terex Corporation (the "Company") by rewarding employees of the Company for their contributions to the growth, profitability and success of the Company from year to year.

     The Company intends that certain compensation payable under the Plan will constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Plan shall be administratively interpreted and construed in a manner consistent with such intent.

     The Plan is effective as of January 1, 2004.

                                   ARTICLE II

                                   DEFINITIONS

2.1 Applicable Employee Remuneration: The meaning given to such term in Section 162(m)(4) of the Code.

2.2 Base Salary Percentage: For any Performance Period, a percentage, determined by the Committee, of a Participant's base salary as in effect immediately prior to establishment of the Performance Goals for that Performance Period.

2.3  Board: The Board of Directors of the Company.

2.4  Bonus  Award:  For  any  Performance   Period,   the  amount  of  incentive
     compensation payable under the Plan to a Participant, determined in accordance with Section 6.1 hereof.

2.5  Business Unit: A subsidiary, division or line of business of the Company.

2.6  Code: The Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee: The Compensation Committee of the Board, which shall be comprised solely of individuals, at least three in number, who qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "independent directors" under the Corporate Governance Rules of the New York Stock Exchange. References to the Committee in this Plan shall include, as applicable in accordance with Section 3.2 hereof, the Committee's delegate.

2.8 Company: Terex Corporation, a Delaware corporation, and its Subsidiaries, or any successor thereto.

2.9 Covered Employee: The meaning given to such term in Section 162(m)(3) of the Code; provided, however, that an employee will be considered a Covered

     Employee for purposes of the Plan only if his or her Applicable Employee Remuneration for the relevant Year is expected to exceed $1,000,000.

2.10 Financial Criteria: The meaning given to such term in Section 4.1(a) hereof.

2.11 Participant: For any Performance Period, an employee of the Company or one of its Business Units who receives compensation in such capacity during a Performance Period and who has been designated to participate in the Plan.

2.12 Performance Goals: For any Performance Period, the performance measures applicable to a Participant, established in accordance with Section 4.1 hereof.

2.13 Performance Period: A Year or such lesser period of time, as determined by the Committee in its discretion, over which a Participant's Performance Threshold is to be achieved. The Performance Period need not be identical for all Bonus Awards. Within one Year the Committee may establish multiple Performance Periods.

2.14 Performance Threshold: The percentage determined by the Committee in its sole discretion for each Year, representing the minimum level of achievement of Participants' respective Performance Goals for the Year that each Participant must attain to be entitled to a Bonus Award for such Year.

2.15 Plan: This Terex Corporation 2004 Annual Incentive Compensation Plan, as herein set forth and as it may be amended from time to time.

2.16 Subsidiary: Any corporation that is a direct or indirect subsidiary of the Company in which the Company owns or majority equity interest.

2.17 Year: The calendar year, which is the fiscal year of the Company.

                                   ARTICLE III

                                 ADMINISTRATION

3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present in person or by telephone at a meeting at which a quorum is present. To the maximum extent permitted by law, the actions of the Committee with respect to the Plan shall be final and binding on all affected Participants. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and a written record of any determination required by Code Section 162(m). It shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.2 As it deems appropriate, the Committee may delegate its responsibilities for administering the Plan to the Chief Executive Officer of the Company; provided, however, that it shall not delegate its responsibilities under the Plan relating to the Chief Executive Officer or any other Covered Employee.

3.3 The Committee shall have full authority, subject to the provisions of the Plan (i) to select Participants and determine the extent and terms of their participation; (ii) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan,

     (iii) to construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or award certificate given to a Participant; and
     (iv) to make all other determinations that it deems necessary or advisable in the administration of the Plan.

3.4 The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers directors may rely on the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee with respect to the Plan or any Bonus Award hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3.5 For any Performance Period, the Committee shall designate the employees who shall participate in the Plan, taking into account such factors as the individual's position, experience, knowledge, responsibilities, advancement potential and past and anticipated contribution to Company performance.

                                   ARTICLE IV

                                PERFORMANCE GOALS

4.1 Within 90 days after the beginning of a Performance Period that is a full Year (or, if the Period is shorter, before 25 percent of the Period has elapsed), the Committee shall establish Performance Goals in writing for each Participant for such Performance Period. Performance Goals established by the Committee for any Performance Period may differ among Participants.

     (a)  Performance Goals of a Participant Who Is a Covered Employee.

     The Performance Goals of a Participant who is a Covered Employee shall be based on any one or a combination of the following business criteria on an absolute or relative basis (including comparisons of results for the Performance Period either to results for a prior Performance Period or to the Company's business plan or forecast for the Performance Period), measured by excluding any extraordinary items and special items as determined by the Company, in accordance with generally accepted accounting principles applied on a consistent basis, all as derived from the Company's audited financial statements: (i) net sales, (ii) operating income, (iii) net income, (iv) earnings per share of common stock (fully diluted), (v) cash flow generation, (vi) working capital,
(vii) return on invested capital, (viii) return on equity and (ix) debt reduction (collectively, "Financial Criteria") and (x) objective individual performance, taking into account individual goals and objectives. With respect to a Participant who is employed in a Business Unit, Financial Criteria may be based on the Unit's results for the Performance Period or on a combination of those results and Financial Criteria for the Company.

     (b)  Performance Goals of a Participant Who Is Not a Covered Employee.

     The Performance Goals of a Participant who is not a Covered Employee shall be based on (i) any one or a combination of quantitative criteria (including, without limitation, Financial Criteria) or (ii) qualitative criteria measuring individual performance, taking into account individual goals and objectives (collectively, "Individual Criteria") or (iii) a combination of quantitative criteria and Individual Criteria; provided, however, that with respect to any such Participant who is employed in a Business Unit, quantitative criteria may be based on results for the Performance Period of the Business Unit or on a combination of those results and Financial Criteria for the Company.

4.2 In establishing Performance Goals for any Performance Period, the Committee shall determine, in its discretion but subject to Section 4.1(a) or

Section 4.1(b) as applicable, the categories and criteria to be used in measuring each Participant's performance and the percentage allocation for each of the categories and for each of the criteria, the sum of which allocations, respectively, shall equal 100 percent.

                                    ARTICLE V

                     DETERMINATION OF PERFORMANCE THRESHOLDS
                           AND BASE SALARY PERCENTAGE

5.1 Within 90 days after the beginning of a Performance Period that is a full Year (or, if the Period is shorter, before 25 percent of the Period has elapsed), the Committee shall determine each of the following for each
     Participant:

     (a) a Performance Threshold with respect to each Performance Goal, representing the minimum level of achievement that the Participant must attain in order to receive a Bonus Award;

     (b) either a Base Salary Percentage or a fixed monetary amount payable as a Bonus Award if the Participant achieves 100 percent of his of her Performance Goals; and

     (c) a mathematical formula or matrix that weights each Performance Goal and indicates the extent of the Participant's Bonus Award if his or her level of achievement of such Goal exceeds the amount payable pursuant to subsection (a) or (b) of this Section 5.1 or falls short of the amount payable pursuant to said subsection (b).

5.2 Subject to the restrictions in Section 7.3, the Committee shall make such adjustments, to the extent it deems appropriate, to the Performance Goals and Performance Thresholds to compensate for or reflect any material changes that may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management's control that, in the sole judgment of the Committee, alter or affect computation of such Performance Goals and Performance Thresholds or the performance of the Company or any relevant Business Unit (each an "Extraordinary Event").

                                   ARTICLE VI

                     CALCULATION AND PAYMENT OF BONUS AWARDS

6.1 As soon as practicable after the end of the Performance Period, and subject to verification by the Company's independent auditors of the applicable Financial Criteria, the Committee shall determine (and, in the case of a Covered Employee, certify) with respect to each Participant whether and the extent to which the Performance Thresholds applicable to his or her Performance Goals were achieved or exceeded. The Participant's Bonus Award, if any, shall be calculated in accordance with the mathematical formula or matrix determined pursuant to Section 5.1(c), subject to the limitations set forth in Section 7.1 hereof. The Committee shall certify in writing the amount of such Bonus Award and whether each material term of the Plan relating to such Bonus Award has been satisfied. Subject to Section 7.1 hereof, such Bonus Award shall become payable in cash as promptly as practicable thereafter.

6.2 Notwithstanding Section 6.1 hereof, from time to time, prior to the end of a Performance Period, the Committee may, in its sole discretion (under uniform rules and in compliance with applicable law in effect at such time), offer Participants the opportunity to defer receipt of all or a portion of any Bonus Award that is made for such Performance Period.

                                   ARTICLE VII

                          LIMITATION, MODIFICATION AND
                           FORFEITURE OF BONUS AWARDS

7.1 Each Bonus Award determined pursuant to Section 6.1 hereof shall be subject to limitation, modification or forfeiture in accordance, respectively, with the following sections of this Article VII.

7.2 The aggregate amount of any Bonus Award to any Participant for any Performance Period, as finally determined by the Committee, shall constitute the Participant's Bonus Award for that Period; provided however that his or her aggregate Bonus Award for any Year shall not exceed the greater of (i) 200 percent of the Participant's base salary (not to exceed $2.0 million) for such fiscal year or (ii) 5% of the Company's earnings before income taxes for such fiscal year as reported in the Company's audited consolidated financial statements, before taking into account any special items and the cumulative effect of accounting changes.

7.3 At any time prior to the payment of a Bonus Award, the Committee may, in its sole discretion, (i) increase, decrease or eliminate the Bonus Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of any such increase or (ii) decrease or eliminate the Bonus Award payable to a Participant who is a Covered
     Employee, in each case to reflect the individual performance and contribution of, and other factors relating to, such Participant. The Committee may make such adjustments, to the extent it deems appropriate, to any Bonus Award to compensate for, or to reflect, any Extraordinary Event (as defined in Section 5.2 hereof). The determination of the Committee in this regard shall be final and conclusive.

7.4 No Participant shall have any right to receive payment of any Bonus Award unless such Participant remains in the employ of the Company or a Business Unit through the end of the relevant Performance Period; provided, however, that the Committee may, in its sole discretion, pay all or any part of a Bonus Award to any Participant who prior to such date retires, dies or becomes permanently disabled, or when special circumstances exist with respect to such Participant, so long as the Performance Thresholds applicable to his or her Performance Goals were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Committee, paid as provided in Section 6.1 hereof. The determination of the Committee shall be final and conclusive.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1 Nothing in the Plan shall confer upon any employee a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

8.2 The Plan is not a contract between the Company and any Participant or other employee, and participation in the Plan during one Year shall not guarantee participation during any subsequent Year.

8.3 A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof (other than by will or the laws of descent and distribution); and any attempted assignment or transfer shall be null and void.

8.4 The Plan shall at all times be entirely unfunded, and no provision shall at any time be made to segregate assets of the Company for payment of any amounts hereunder. No Participant, beneficiary or other person shall have any interest in any particular assets of the Company by reason of the right to receive incentive compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

8.5 The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No amendment shall be effective that alters the Bonus Award, Performance Goals or other factors relating to a Bonus Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, other than any amendment that may be made without causing such Bonus Award to cease to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.

8.6 The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

8.7 If any provision of the Plan would cause any Bonus Award to a Covered Employee not to constitute "qualified performance-based compensation" under
     Section 162(m)(4)(C) of the Code, it shall be severed from and thereupon be deemed not to be a part of the Plan, but the other provisions of the Plan shall remain in full force and effect.

8.8 The Company or a Subsidiary, as appropriate, shall deduct from any payment of a Bonus Award to a Participant or beneficiary any taxes or other amounts required by law to be withheld.

8.9 To the extent required by Section 162(m) of the Code and the regulations thereunder, (i) any change to the material terms of the Financial Criteria shall be disclosed to and approved by the Company's stockholders at the next annual meeting of stockholders to be held following such change, and
     (ii) the material terms of the Financial Criteria shall be disclosed to and reapproved by the stockholders no later than at the annual meeting that occurs in the fifth year following the year in which stockholders approve the Financial Criteria.

8.10 All notices or other communications required or given hereunder shall be in writing, delivered personally or by overnight courier, (i) if to the Company, at the address at the time of the corporate headquarters of the Company, Attention: General Counsel, and (ii) if to the Participant, at his or her address last appearing on the books of the Company.

                                                                      Appendix C
                                                                      ----------

        TEREX CORPORATION AMENDED AND RESTATED DEFERRED COMPENSATION PLAN


     THIS TEREX CORPORATION AMENDED AND RESTATED DEFERRED COMPENSATION PLAN, dated as of March 11, 2004, established by TEREX CORPORATION, a Delaware corporation authorized to do business in the State of Connecticut, 500 Post Road East, Suite 320, Westport, CT 06880 (hereinafter referred to as the "Corporation"),

                                WITNESSETH THAT:

     WHEREAS, the Corporation established the Terex Deferred Compensation Plan effective January 1, 1997 as amended as of February 1, 1997 (the "Original Plan"), and the Original Plan provided that the Corporation may amend the Plan at any time;

     WHEREAS, the Corporation amended and restated the Original Plan as of December 1, 1997, January 1, 2002 and January 1, 2004 (the Original Plan as amended and restated shall be referred to as the "Plan");

     WHEREAS, the Corporation recognizes the valuable services heretofore performed for it by the employees and the outside directors participating in this Plan (the "Participants");

     WHEREAS, the Corporation has established this Plan to provide retirement and death benefits, and benefits in the event of any other termination of employment or service as an outside director, as provided herein to a select group of management or highly compensated employees (the "Employees") and the outside directors;

     WHEREAS, each Participant desires to receive such benefits and to defer a portion of his or her compensation;

     WHEREAS, the Corporation has established a trust dated as of January 1, 1997 (the "Trust") to assist in providing the benefits under this Plan; and

     WHEREAS, the Corporation desires to provide the terms and conditions upon which the Corporation shall pay such additional compensation through the Trust to the Participants;

     NOW, THEREFORE, in consideration of these premises, the Corporation amends and restates the Plan as follows:

1.   Establishment and Purposes.

     a. Establishment. The Corporation established the Plan as of January 1, 1997, and amended the Plan as of February 1, 1997, December 1, 1997, January 1, 2002 and January 1, 2004.

     b. Name. The Plan shall be known as the "Terex Deferred Compensation Plan."

     c. Purpose. The purpose of the Plan is to defer the payment of a portion of the compensation of the Participants, including the portion deferred by each Participant in accordance with an annual Deferral Election, so that such amount may be paid to the Participants (or their beneficiaries) upon retirement or death or other termination of employment as specified herein.

2.   Definitions.

     Except as otherwise provided herein, the following terms shall have the definitions hereinafter indicated wherever used in this Plan with initial capital letters:

     a. Beneficiary: Any person, entity, or any combination thereof designated by the Participant, on a Beneficiary Designation Form acceptable to the
Corporation, to receive benefits under this Plan in the event of the Participant's death, or in the absence of any such designation, his or her estate.

     b. Beneficiary Designation: The designation by the Participant of his or her Beneficiary or Beneficiaries, as amended from time to time, and in a form acceptable to the Corporation.

     c. Code: The Internal Revenue Code of 1986, as amended.

     d. Compensation: All wages, salaries, bonuses, director fees and Restricted Stock Awards to be paid to a Participant for services rendered to the Corporation, other than stock options issued to a Participant pursuant to a qualified stock option plan (not including any amounts deferred by the Corporation under the provisions of this Plan). Compensation may also include severance pay, pursuant to Section 2i of the Plan.

     e. Deferral Election: The form or other method of deferral acceptable to the Corporation that provides for the Participant to elect to defer a portion of his or her Compensation or other amounts or items.

     f.  Deferred  Compensation  Account:  Shall have the  meaning  set forth in
Section 4 of this Plan.

     g.  Earnings:   The  amount   credited  to  each   Participant's   Deferred
Compensation Account as earnings, as provided in Section 4 hereof.

     h. Effective Date of the Plan: January 1, 1997.

     i. Employee: An employee of the Corporation who is selected by the Corporation to participate in this Plan, and who elects to participate in this Plan by executing and delivering to the Corporation a Deferral Election which is satisfactory to the Corporation. At the discretion of the Corporation, an employee may also include an individual who is receiving severance payments from the Corporation. The ability of such an individual to make deferrals to the Plan will cease when the individual no longer receives severance payments from the Corporation.

     j. Investment Designation: The provisions of the Deferral Election providing for the investment designation by the Participant as described in
Section 4 of this Plan, as amended from time to time, and as acceptable to the Corporation.

     k. Normal Retirement Age: Fifty-five (55) years of age.

     l. Plan: This Terex Deferred Compensation Plan.

     m. Plan Year: January 1 through December 31.

     n. Retirement: The termination of a Participant's employment with the Corporation after attaining Normal Retirement Age.

     o. Year of Participation. A Plan Year during which an Employee is employed on a full-time basis with the Corporation or an outside director serves on the Corporation's Board of Directors. An Employee who is employed on a full-time basis for any portion of a Plan Year and an outside director who sits on the Corporation's Board of Directors for any portion of a Plan Year shall be credited with a Year of Participation for that Plan Year.

3. Participant's Deferrals. As a condition to participating in this Plan, a Participant shall execute and file with the Corporation, a Deferral Election, designating the portion of his or her Compensation or other amount or items which shall be deferred hereunder; provided, however, that the Participant shall not defer more than a certain percentage of his or her regular salary as designated by the Corporation from time to time (the initial maximum shall be twenty percent (20%) of his or her regular salary), and further provided that no amount shall be deferred from any amount which was payable to the Participant before the Participant executed the Deferral Election. A Participant may defer up to one hundred percent (100%) of his or her bonus, director fees or Restricted Stock Awards. All deferrals of salary, director fees or bonus shall be in increments of one percent (1%) or, if acceptable to the Corporation, a specific dollar amount (or the Participant can elect to receive a specified dollar amount of his or her bonus and defer the remainder). Furthermore, a Participant may defer any other amount or item which the Corporation permits to be deferred as provided under a Deferral Election executed by the Participant and acceptable to the Corporation. Unless otherwise agreed by the Corporation and the Participant, all Deferral Elections shall apply to Compensation or other amounts or items for one Plan Year, and a new Deferral Election may be executed for each Plan Year. If an individual, such as a new employee or new outside director of the Corporation, becomes a Participant under this Plan after the beginning of a Plan Year, the Participant may execute and file with the Corporation, prior to becoming a Participant in this Plan, a Deferral Election, in a form acceptable to the Corporation, that will be effective for the remainder of that Plan Year.

4.  Deferred   Compensation   Account,   Earnings,   and  Corporation   Matching
Contributions.

     a. Deferred Compensation Account. Any Compensation or other amounts or items deferred by a Participant shall be credited to a deferred compensation bookkeeping account maintained by the Plan recordkeeper for the Participant. The Plan recordkeeper shall update the Participant's Deferred Compensation Account (including Earnings) on a daily basis.

     b. Earnings. Earnings with respect to each deferral shall be credited to the Participant's Deferred Compensation Account as measured by the applicable Investment Designation. The two available options for the Investment Designation shall be (i) Terex stock, and (ii) a bond index (the "Bond Index"), selected by the Corporation, which shall provide an interest rate which mirrors an investment in the corporate bonds of companies rated Baa or higher. The Corporation may change the options available and the applicable bond index from time to time. With respect to a Bond Index designation, any interest rate credited to the Participant's Deferred Compensation Account in any given month shall be the interest rate for the penultimate month. With respect to a Terex stock designation, the deemed purchase price for measuring Earnings hereunder will be the closing price of Terex stock listed in The Wall Street Journal on the day it is posted to the Participant's Deferred Compensation Account. All designations of a particular Investment Designation must constitute at least ten percent (10%) of the deferral. The Earnings credited to the Deferred Compensation Account shall be an amount equal to the amount which would have been earned if the Participant's Deferred Compensation Account had been applied or invested in accordance with the Investment Designation. In the event of any losses based on an Investment Designation, the Participant's Deferred Compensation Account shall be reduced accordingly, and the Corporation shall have no obligation or responsibility with respect to any such losses.

     c. Corporation's Matching Contributions.

          (1) In addition, the Corporation shall match twenty-five percent (25%) of the Participant's deferrals for which the Participant's Investment Designation is Terex stock (herein the "Terex Matching Contributions"). This is the only matching contribution the Corporation shall make. Notwithstanding any contrary provision contained herein, Terex Matching Contributions shall not apply to Restricted Stock (as such term is defined in any Terex Incentive Compensation Plan) deferred by a Participant in accordance with the provisions of this Plan.

          (2) Terex Matching Contributions will cease to be made after March 10, 2014.

     d. Change of Control. In the event of a "Change of Control" as such term is defined in Section 13(d) of the Trust, the Corporation shall make contributions to the Trust in connection with such Change of Control so that the Trust will have sufficient funds to pay all benefits earned or accrued as of such date and all benefits reasonably expected to be earned or accrued thereafter as calculated by the Corporation based on reasonable assumptions.

     e. No Rights in Specific Assets. The Corporation, in its sole and absolute discretion, may (or may not) acquire any item indicated in the Participant's Investment Designation, and any investment product or other item so acquired for the convenience of the Corporation shall be the sole and exclusive property of the Corporation (or a trust established by the Corporation) with the Corporation (or a trust established by the Corporation) named as owner and beneficiary thereof. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     f. Change in Investment Designations. A Participant may not change his or her Investment Designation with respect to any portion of the Participant's Deferred Compensation Account.

5. Benefit Payments.

     a. Amount. At such time as a pre-retirement or accelerated distribution is due, or upon a Participant's Retirement, death, or other termination of employment or service as an outside director, the Corporation shall pay benefits as follows:

          (1) Retirement or Termination of Employment After Five Years of Participation. If the Participant's employment or service as an outside director terminates after he or she attains Normal Retirement Age or after he or she has attained five Years of Participation, such Participant shall receive payments:

               (i) as designated in his or her Deferral Elections as applicable; provided, however, that any changes shall be effective only if received prior to the last day of the Plan Year in which the employment terminates, or

               (ii) if such Participant has failed to make any such designation for any amount, with respect to such amount, such Participant shall receive the amount of his or her Deferred Compensation Account balance, payable in a lump sum in the Plan Year following his or her Retirement.

The Participant may request to receive such payments in (i) a lump sum, based on the value of the Participant's Deferred Compensation Account on the last business day of the year in which the termination or retirement occurs, or (ii) in five (5), ten (10) or fifteen (15) substantially equal annual payments, provided that such payment terms shall only apply if the Corporation and

Participant enter into a bona fide agreement regarding such payment terms, and further provided that if the Employee becomes a full-time employee for any other entity or individual within a reasonable time after the termination of the
Employee's employment with the Corporation, the payments hereunder shall not commence until the Employee is no longer a full-time employee for any entity or individual. Any installment payment hereunder shall equal the quotient determined by dividing the Participant's remaining Deferred Compensation Account balance at the time of payment by the number of remaining installments (including the current installment), provided that in the event of an Investment Designation of the Bond Index, the portion relating to the Bond Index designation shall be paid assuming level remaining payments at the prevailing year-end rates.

          (2) Termination of Employment Before Attaining Normal Retirement Age and Five Years of Participation. In the event that the Participant's employment or service as an outside director with the Corporation terminates before he or she attains Normal Retirement Age, and before he or she has attained five Years of Participation, the Corporation shall pay, in a lump sum to the Participant, the entire amount of his or her Deferred Compensation Account in the Plan Year after the Participant's employment terminates. The Corporation shall have no further liability hereunder to the Participant or his or her Beneficiary, assigns or other successors after making any lump sum payment under this Section 5a(2).

          (3) Pre-Retirement. A Participant may elect to receive payment of all or a portion of a deferral before the Participant retires. Except as provided in Sections 5c and 5d, all deferrals must remain in the Participant's Deferred Compensation Account for at least portions of three Plan Years. The Participant may make the election to receive a pre-retirement payment when the Participant completes the Deferral Election for the given Plan Year. The pre-retirement payment may be paid in a lump sum or in a four (4) year stream, which will be paid in the same manner as an installment payment payable under Section 5a(1).

          (4) Death. In the event of the Participant's death before he or she has received all amounts under his or her Deferred Compensation Account, upon the Participant's death, any benefits payable in the year of death will remain payable in that year. The remaining balance in the
     Participant's Deferred Compensation Account shall be paid to the Participant's Beneficiary in the Plan Year after the Participant's death in a lump sum, or in accordance with new written payment instructions established by the Beneficiary, at the Beneficiary's option. If the Beneficiary files new written payment instructions, the Beneficiary may choose among any distribution schedule that was available to the Participant at the time of the Participant's death. To be effective, any distribution schedule established by the Beneficiary must be received by the Trustee prior to the last business day of the year in which the Participant dies. After the payment of the distribution(s), the Corporation shall have no further obligations hereunder to the Participant or his or her Beneficiary, assigns or other successors.

          (5) Corporation's Lump Sum Payment Option. Notwithstanding any other provision herein, in all cases whenever benefits are payable hereunder, the Corporation, at its option, may elect to pay the entire remaining balance of the Participant's Deferred Compensation Account at any time (whether or not any installment or other payments have already been made), and upon making such lump sum payment, the Corporation shall have no further obligation to such Participant or his or her Beneficiary or assigns or other successors hereunder.

          b. Form of Distribution. Any portion of a Participant's Deferred Compensation Account that has an Investment Designation of Terex stock will be distributed in Terex shares, except for fractional shares, which will distributed in cash. Any portion of a Participant's Deferred Compensation Account that has an Investment Designation of the Bond Index shall be paid in cash.

          c. Hardship Withdrawals. A Participant may request a distribution hereunder in response to an "unforeseeable emergency," defined herein as an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the individual if early withdrawal were not permitted. Any early withdrawal on account of hardship shall be paid in the form described in Section 5b and limited to the amount necessary to meet the emergency, and the amount otherwise payable hereunder shall be reduced accordingly. The purchase of a primary residence or tuition payments by themselves would not qualify as an "unforeseeable emergency" and, therefore, no hardship distribution would be made in such events. A request for a hardship withdrawal must be reviewed and approved by the administrative committee represented by Corporate Human Resources, Legal and Finance departments of the Corporation, before a hardship distribution shall be made hereunder. A hardship distribution shall be made as soon as practicable following the approval of the distribution by the administrative committee.

          d. Acceleration of Distribution. In the absence of an "unforeseeable emergency," a Participant or Beneficiary may still accelerate a distribution. Any acceleration of a distribution under this subsection will be paid in the form described in Section 5b, shall result in a forfeiture of 10% of the amount of the distribution, and such forfeiture shall default to the Corporation. The Participant or Beneficiary will also forfeit any matching contribution which is attributable to any deferral that, due to the acceleration of a distribution, stays in the Plan for less than one full Plan Year. For these purposes, deferrals will be treated as distributed on a "first in, first out" basis. In addition, any Participant who receives an accelerated distribution shall be prohibited from making further deferrals under the Plan until the annual enrollment period which next follows the expiration of twelve months from the date on which the Participant requested the accelerated distribution. An accelerated distribution  shall be made as soon as  practicable  following  the date on
     which  the   Corporation   receives   the  request   for  the   accelerated
     distribution.

          e. Payment Only from Corporation Assets. Any payment of benefits to a Participant or his or her Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Corporation; no person shall have or acquire any interest in such assets by virtue of the provisions of this Plan. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

          f. Beneficiaries. A Participant may designate his or her Beneficiary or Beneficiaries to receive the amounts as provided herein after his or her death in accordance with the Beneficiary Designation. In the absence of such a designation, the Corporation shall pay any such amount to the Participant's estate.

          g. No Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions shall create, or be construed to create, a trust of any kind.

6. Determination of Benefits, Claims Procedure and Administration.

          a. Determinations. The Corporation shall make all determinations as to rights to benefits under this Plan. Any decision by the Corporation denying a claim for benefits under this Plan by a Participant or any other claimant shall be stated in writing by the Corporation and delivered or mailed to the claimant. Each such notice shall set forth the specific reasons for the denial, written to the best of the Corporation's ability in a manner that may be understood without legal or actuarial counsel. The Corporation shall afford a reasonable opportunity to the claimant whose claim for benefits has been denied for a review of the decision denying such claim.

          b. Interpretation. Subject to the foregoing: (i) the Corporation shall have full power and authority to interpret, construe and administer this

     Plan;  and (ii) the  interpretation  and  construction  of this Plan by the
     Corporation,   and  any  action  taken  hereunder,  shall  be  binding  and conclusive upon all parties in interest.

          c. Reports. The Corporation shall have the Plan recordkeeper provide the Participant with a statement reflecting the amount of the Participant's Deferred Compensation Account and a projection of benefits using the current earning(s) rates, on a quarterly basis.

          d. No Liability. No employee, agent, officer, trustee or director of the Corporation shall incur any liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the interpretation, construction, administration or management of the Plan and shall be indemnified and held harmless by the Corporation from and against any such liability, including all expenses reasonably incurred in their defense if the Corporation fails to provide such defense.

7. Non-Assignability of Benefits. Neither any Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Participant's participation in this Plan; the Corporation shall thereupon have no further liability hereunder with respect to such Participant and his or her Beneficiary.

8. Amendment. This Plan may not be amended, altered, modified or terminated, except by a written instrument signed by the Corporation, subject to any requirement for stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Terex common stock is listed and quoted; provided that no such termination shall adversely affect a Participant's entitlement to benefits attributable to amounts credited to his or her Deferred Compensation Account prior to the termination of this Plan.

9. Impact on Other Benefits. Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits which may be provided by the Corporation to the Participants from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits.

10. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by the Corporation or any Participant or Beneficiary shall be in writing, and shall be signed by the person or entity giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the principal office of the Corporation, or if to a Participant or Beneficiary to such individual or entity's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

11. Tax Withholding. The Corporation shall have the right to deduct from all payments made under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

12. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the Corporation has executed and adopted this Plan as of the date first above written.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                TEREX CORPORATION

                              TUESDAY MAY 25, 2004

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------



MAIL - Date,  sign and mail your proxy             COMPANY NUMBER_______________
card in the envelope  provided as soon as
possible.                                          ACCOUNT NUMBER_______________
                        - or -
TELEPHONE - Call  toll-free  1-800-PROXIES         NUMBER OF SHARES_____________
from any  touch-tone  telephone  and
follow the instructions. Have your control         CONTROL NUMBER_______________
number a nd proxy card available when
you call.
                        - or -
INTERNET - Access www.voteproxy.com and
follow the on-screen instructions. Have your control number available when you access the web page.


Please detach and mail in the envelope provided if you are not voting via telephone or the Internet.


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND "FOR" PROPOSALS 2, 3, 4, 5, 6 AND 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.ELECTION OF DIRECTORS                           |  FOR    AGAINST    ABSTAIN
                                                  |
                                                  |2. RATIFICATION OF SELECTION
                           NOMINEES               |OF INDEPENDENT ACCOUNTANTS
|_| FOR ALL NOMINEES      0 Ronald M. DeFeo       |  |_|        |_|       |_|
                          0 G. Chris Andersen     |
|_| WITHHOLD AUTHORITY    0 Don DeFosset          |3. APPROVAL OF THE AMENDMENT
    FOR ALL NOMINEES      0 William H.Fike        |OF THE TEREX CORPORATION
                          0 Dr. Donald P. Jacobs  |2000 INCENTIVE PLAN
|_|   FOR ALL EXCEPT      0 David A. Sachs        |  |_|        |_|       |_|
(See instructions below)  0 J.C. Watts, Jr.       |
                          0 Helge H. Wehmeier     |4. APPROVAL OF THE TEREX
                                                  |CORPORATION 2004 ANNUAL
                                                  |INCENTIVE COMPENSATION PLAN
INSTRUCTION: To withhold authority to vote for    |  |_|        |_|       |_|
any individual nominee(s), mark "FOR ALL EXCEPT"  |
and fill in the circle next to each nominee you   |5. APPROVAL OF THE TEREX
wish to withhold, as shown here:                  |CORPORATION EMPLOYEE
                                                  |STOCK PURCHASE PLAN
                                                  |  |_|        |_|       |_|
                                                  |
                                                  |6. APPROVAL OF THE
                                                  |TEREX CORPORATION
                                                  |DEFERRED PLAN COMPENSATION
                                                  |  |_|        |_|       |_|
                                                  |
                                                  |7. APPROVAL OF THE
                                                  |COMPENSATION ARRANGEMENT
                                                  |FOR OUTSIDE DIRECTORS OF
                                                  |TEREX CORPORATION
                                                  |  |_|        |_|       |_|
                                                  |
                                                  |8. Upon such other
                                                  |business as may properly
                                                  |come before  the meeting or
                                                  |any adjournments or
                                                  |postponements, hereby
                                                  |revoking any proxy
                                                  |heretofore given.
                                                  |  |_|        |_|       |_|
__________________________________________________|_____________________________
To change the address on your  account,  |        |
please  check  the  box  at  right  and  |  |_|   |
indicate   your  new   address  in  the  |        |
address  space above.  Please note that  |        |
changes  to the  registered  name(s) on  |        |
the  account may not be  submitted  via  |        |
this method.                             |        |
_________________________________________|________|_____________________________

Signature of Stockholder __________________  Date___________

Signature of Stockholder __________________  Date:__________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                TEREX CORPORATION

                              TUESDAY MAY 25, 2004




                   THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure that your shares are represented at the meeting by completing, signing and returning your proxy card below.

           Please date, sign and mail your proxy card in the envelope provided as soon as possible.


                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND "FOR" PROPOSALS 2, 3, 4, 5, 6 AND 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.ELECTION OF DIRECTORS                           |  FOR    AGAINST    ABSTAIN
                                                  |
                                                  |2. RATIFICATION OF SELECTION
                           NOMINEES               |OF INDEPENDENT ACCOUNTANTS
|_| FOR ALL NOMINEES      0 Ronald M. DeFeo       |  |_|        |_|       |_|
                          0 G. Chris Andersen     |
|_| WITHHOLD AUTHORITY    0 Don DeFosset          |3. APPROVAL OF THE AMENDMENT
    FOR ALL NOMINEES      0 William H.Fike        |OF THE TEREX CORPORATION
                          0 Dr. Donald P. Jacobs  |2000 INCENTIVE PLAN
|_|   FOR ALL EXCEPT      0 David A. Sachs        |  |_|        |_|       |_|
(See instructions below)  0 J.C. Watts, Jr.       |
                          0 Helge H. Wehmeier     |4. APPROVAL OF THE TEREX
                                                  |CORPORATION 2004 ANNUAL
                                                  |INCENTIVE COMPENSATION PLAN
INSTRUCTION: To withhold authority to vote for    |  |_|        |_|       |_|
any individual nominee(s), mark "FOR ALL EXCEPT"  |
and fill in the circle next to each nominee you   |5. APPROVAL OF THE TEREX
wish to withhold, as shown here:                  |CORPORATION EMPLOYEE
                                                  |STOCK PURCHASE PLAN
                                                  |  |_|        |_|       |_|
                                                  |
                                                  |6. APPROVAL OF THE
                                                  |TEREX CORPORATION
                                                  |DEFERRED PLAN COMPENSATION
                                                  |  |_|        |_|       |_|
                                                  |
                                                  |7. APPROVAL OF THE
                                                  |COMPENSATION ARRANGEMENT
                                                  |FOR OUTSIDE DIRECTORS OF
                                                  |TEREX CORPORATION
                                                  |  |_|        |_|       |_|
                                                  |
                                                  |8. Upon such other
                                                  |business as may properly
                                                  |come before  the meeting or
                                                  |any adjournments or
                                                  |postponements, hereby
                                                  |revoking any proxy
                                                  |heretofore given.
                                                  |  |_|        |_|       |_|
                                                  |
--------------------------------------------------------------------------------
To change the address on your  account,  |        |
please  check  the  box  at  right  and  |  |_|   |
indicate   your  new   address  in  the  |        |
address  space above.  Please note that  |        |
changes  to the  registered  name(s) on  |        |
the  account may not be  submitted  via  |        |
this method.                             |        |
--------------------------------------------------------------------------------

Signature of Stockholder _____________________  Date____________

Signature of Stockholder _____________________  Date:___________

Note:This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                TEREX CORPORATION

                               2004 Annual Meeting

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald M. DeFeo and Eric I Cohen, and either one of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Annual Stockholders' Meeting of Terex Corporation, to be held at 10:00 A.M., local time, on May 25, 2004, at the offices of Terex Corporation, 500 Post Road East, Suite 320, Westport, Connecticut, and any adjournment or postponement thereof, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS NOMINEES AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7.

                (Continued and to be signed on the reverse side)